            Prospectus Supplement to Prospectus Dated July 19, 2000

                       [LOGO OF CAPITAL ONE APPEARS HERE]

                            Capital One Master Trust
                                     Issuer

                                Capital One Bank
                              Seller and Servicer

      $622,500,000 Class A 7.20% Asset Backed Certificates, Series 2000-2
       $63,750,000 Class B 7.35% Asset Backed Certificates, Series 2000-2

--------------------                                Class A              Class B
 You should                                       certificates         certificates
 consider                                         ------------         ------------
 carefully the        Principal amount         $622,500,000         $63,750,000
 risk factors         Certificate rate         7.20% per year       7.35% per year
 beginning on page    Interest paid            Monthly, beginning   Monthly, beginning
 S-6 in this                                   August 15, 2000      August 15, 2000
 prospectus           Expected final payment
 supplement and on     date                    June 15, 2005        June 15, 2005
 page 6 in the        Legal final maturity     August 15, 2008      August 15, 2008
 prospectus.          Price to public per
                       certificate             99.602299%           99.606327%
 A certificate is     Underwriting discount
 not a deposit and     per certificate         0.275%               0.325%
 neither the          Proceeds to seller per
 certificates nor      certificate             99.327299%           99.281327%
 the underlying
 accounts or          The total price to public is $683,523,345, the total
 receivables are      amount of the underwriting discount is $1,919,063 and
 insured or           the total amount of proceeds plus accrued interest
 guaranteed by the    and before deduction of expenses is $681,604,282.
 Federal Deposit
 Insurance            Credit Enhancement--
 Corporation or
 any other            . The Class B certificates are subordinated to the
 government agency.     Class A certificates. Subordination of the Class B
                        certificates provides credit enhancement for the
 The certificates       Class A certificates.
 will represent
 interests in the     . The trust also is issuing a collateral interest
 trust only, not        that is subordinated to both the Class A
 interests in or        certificates and the Class B certificates.
 obligations of         Subordination of the collateral interest provides
 Capital One Bank       credit enhancement for both the Class A
 or any of its          certificates and the Class B certificates.
 affiliates.

 This prospectus
 supplement may be
 used to offer
 and sell the
 certificates only
 if accompanied by
 the prospectus.
--------------------

This prospectus supplement and the accompanying prospectus relate only to the offering of the Class A certificates and the Class B certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                    Underwriters of the Class A certificates

Deutsche Banc Alex. Brown
                   Barclays Capital
                                       Credit Suisse First Boston
                                                               J.P. Morgan & Co.

                    Underwriters of the Class B certificates

Deutsche Banc Alex. Brown                                      J.P. Morgan & Co.

                                 July 21, 2000

              Important Notice about Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

  We provide information to you about the certificates in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

  If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

  We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

  Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" beginning on page S-28 in this prospectus supplement and on page 67 in the accompanying prospectus. To assist you in understanding this prospectus supplement and the accompanying prospectus, the terms that are defined in the "Glossary of Defined Terms" in this prospectus supplement and in the accompanying prospectus appear in bold typeface the first time they appear in each section and subsection, beginning on page S-7 in this prospectus supplement and page 14 in the accompanying prospectus.

                               ----------------

                              Transaction Summary


--------------------------------------------------------------------------------
  Trust and Issuer:             Capital One Master Trust
  Seller:                       Capital One Bank
  Servicer:                     Capital One Bank
  Trustee:                      The Bank of New York
  Series Issuance Date:         July 27, 2000
  Servicing Fee Rate:           2.0% per year
  Clearance and Settlement:     DTC/Clearstream/Euroclear
  Primary Trust Assets:         Receivables originated in MasterCard(R) and
                                VISA(R)* accounts
--------------------------------------------------------------------------------

                       Class A                            Class B
                       -------                            -------
Principal Amount:      $622,500,000                       $63,750,000

Percentage of
 Series:**             83.0%                              8.5%

Anticipated Ratings    Aaa/AAA/AAA                        A2/A/A
(Moody's/Standard &
 Poor's/Fitch):***

Credit Enhancement:    subordination of Class B and       subordination of collateral interest
                       collateral interest

Certificate Rate:      7.20% per year                     7.35% per year

Interest Accrual
 Method:               30-day month/360                   30-day month/360

Distribution Dates:    monthly (15th)                     monthly (15th)
First Distribution
 Date:                 August 15, 2000                    August 15, 2000

Commencement of        October 1, 2003                    October 1, 2003
 Accumulation
 Period (subject
 to adjustment):

Expected Final         June 15, 2005                      June 15, 2005
 Payment Date:

Legal Final
 Maturity:             August 15, 2008                    August 15, 2008

ERISA eligibility      Yes, subject to important          No, except in limited circumstances
 (investors            considerations described under     described in "ERISA Considerations" in
 should consult        "ERISA Considerations" in this     this prospectus supplement.
 with their            prospectus supplement and the
 counsel):             accompanying prospectus.

Debt for United        Yes, subject to important          Yes, subject to important
 States Federal        considerations described under     considerations described under
 Income Tax            "Federal Income Tax                "Federal Income Tax
 Purposes              Consequences" in the -             Consequences" in the
 (investors            accompanying prospectus.           accompanying prospectus.
 should consult
 with their tax
 counsel):

--------
  * MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.
 ** The percentage of Series 2000-2 comprised by the collateral interest is
    8.5%.
*** It is a condition to issuance of the Series 2000-2 certificates that one of these ratings be obtained.

                               Table of Contents

                                                                           Page
                                                                           ----
Summary of Terms..........................................................  S-1
 The Trust................................................................  S-1
 The Bank.................................................................  S-1
 Offered Securities.......................................................  S-1
  Certificates............................................................  S-1
  Distribution Dates......................................................  S-1
  Interest................................................................  S-1
  Principal...............................................................  S-1
 Collateral Interest......................................................  S-2
 Credit Enhancement.......................................................  S-2
 Other Interests in the Trust.............................................  S-2
  Other Series of Certificates............................................  S-2
  The Seller's Interest...................................................  S-2
 The Receivables..........................................................  S-2
 Collections by the Servicer..............................................  S-3
 Allocations..............................................................  S-3
  To Your Series..........................................................  S-3
  Among Classes...........................................................  S-3
 Application of Collections...............................................  S-3
  Finance Charge Receivables Collections..................................  S-3
  Excess Spread...........................................................  S-3
  Principal Collections...................................................  S-4
 Pay Out Events...........................................................  S-4
 Optional Repurchase......................................................  S-4
 Registration.............................................................  S-4
 Tax Status...............................................................  S-4
 ERISA Considerations.....................................................  S-5
 Certificate Ratings......................................................  S-5
 Exchange Listing.........................................................  S-5
Risk Factors..............................................................  S-6
 The credit enhancement may be insufficient to ensure expected payments on the certificates........................................................  S-6
 Trust assets may be diverted from the Class B certificates to make payments on the Class A certificates....................................  S-6
Introduction..............................................................  S-7
Maturity Considerations...................................................  S-7
Use of Proceeds........................................................... S-10
The Bank.................................................................. S-10
Series Provisions......................................................... S-10
 Interest Payments........................................................ S-10

                                                                            Page
                                                                            ----
 Principal Payments........................................................ S-11
  Revolving Period......................................................... S-11
  Accumulation Period...................................................... S-11
  Early Amortization Period................................................ S-12
 Postponement of the Accumulation Period................................... S-12
 Subordination............................................................. S-13
 Allocation Percentages.................................................... S-13
 Principal Funding Account................................................. S-14
 Reserve Account........................................................... S-14
 Reallocation of Cash Flows................................................ S-15
  Class A Required Amount.................................................. S-15
  Class B Required Amount.................................................. S-16
 Application of Collections................................................ S-16
  Payment of Interest, Fees and Other Items................................ S-16
  Excess Spread; Excess Finance Charges.................................... S-17
  Payments of Principal.................................................... S-18
 Defaulted Receivables; Investor Charge-Offs............................... S-19
  Class A Investor Charge-Offs............................................. S-19
  Class B Investor Charge-Offs............................................. S-20
 Shared Principal Collections.............................................. S-20
 Paired Series............................................................. S-20
 Required Principal Balance; Addition of Accounts.......................... S-21
 Pay Out Events............................................................ S-21
 Servicing Compensation and Payment of Expenses............................ S-22
 Series Termination........................................................ S-23
 Reports................................................................... S-24
 Legal Matters............................................................. S-24
ERISA Considerations....................................................... S-25
 General................................................................... S-25
 The Authorization......................................................... S-25
Underwriting............................................................... S-26
Glossary of Defined Terms.................................................. S-28
Annex I: Previous Issuances of Certificates................................  I-1
Annex II: The Bank Portfolio and the Receivables........................... II-1

                                Summary of Terms

This summary highlights selected information and does not contain all of the information that you need to make your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the accompanying prospectus.

Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the certificates.

To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.

The Trust

The certificates will be issued by Capital One Master Trust, which is a master trust formed in 1993.

The trustee is The Bank of New York.

The Bank

Capital One Bank sells the receivables to the trust and services them. The bank is a Virginia state-chartered credit card bank. Its principal office currently is located at 11011 West Broad Street, Glen Allen, Virginia 23060 and its telephone number is (804) 967-1000.

Offered Securities

 Certificates

Capital One Master Trust is offering:

 . $622,500,000 of Class A certificates; and

 . $63,750,000 of Class B certificates.

In this document, references to certificates include both Class A and Class B.

Only the Class A certificates and Class B certificates are offered by this prospectus supplement and the accompanying prospectus.

Beneficial interests in the certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The series issuance date for the certificates is expected to be July 27, 2000.

 Distribution Dates

Distribution dates for the certificates will be August 15, 2000 and, after that, will be the 15th day of each month if the 15th is a business day and, if not, the following business day.

 Interest

Interest on the certificates will be paid on each distribution date.

The Class A certificates will bear interest at 7.20% per year.

Interest for the Class A certificates will be calculated as follows:

     Principal balance          1
   at end of prior month   X   ---   X  7.20%
                                12

Interest for the Class A certificates for the first distribution date, however, will equal $2,241,000.00.

The Class B certificates will bear interest at 7.35% per year.

Interest for the Class B certificates will be calculated as follows:

     Principal balance          1
   at end of prior month   X   ---   X  7.35%
                                12

Interest for the Class B certificates for the first distribution date, however, will equal $234,281.25.

 Principal

Principal of the certificates is expected to be paid in full on the June 2005 distribution date. We are scheduled to begin accumulating collections of principal receivables for payment to the certificateholders starting on October 1, 2003, but we may begin accumulating at a later date. No principal will be paid to the Class B certificateholders until the Class A certificateholders are paid in full.

The certificates are expected to be paid on the date noted above; however, principal may be paid earlier or later. Certificateholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the certificates are not paid on the expected final payment date, collections of principal receivables will continue to be used to pay principal on the certificates until the certificates are paid or until August 15, 2008, whichever occurs first. August 15, 2008 is the legal final maturity date.

See "Maturity Considerations," "Series Provisions--Allocation Percentages" and "--Principal Payments" in this prospectus supplement.

Collateral Interest

At the same time the certificates are issued, the trust will issue an interest in the assets of the trust known as the collateral interest. The initial amount of the collateral interest is $63,750,000, which represents 8.5% of the initial aggregate principal amount of the certificates plus the collateral interest.

The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest will be subordinated to both the Class A certificates and the Class B certificates.

The collateral interest is not offered by this prospectus supplement and the accompanying prospectus.

Credit Enhancement

Credit enhancement for the Class A certificates is provided by the subordination of the Class B certificates and the collateral interest.

Credit enhancement for the Class B certificates is provided by the subordination of the collateral interest.

Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

See "Series Provisions--Reallocation of Cash Flows," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

Other Interests in the Trust

 Other Series of Certificates

The trust has issued numerous other series of certificates and expects to issue additional series. A summary of the outstanding series is in "Annex I: Previous Issuances of Certificates" included in this prospectus supplement. Annex I is incorporated into this prospectus supplement by reference. The issuance of future series will occur without prior review or consent by you or any other certificateholder.

 The Seller's Interest

The interest in the trust not represented by your series or by any other series is the seller's interest. The seller's interest is owned by the bank. The bank may, however, sell a portion of its interest in the seller's interest. The seller's interest does not provide credit enhancement for your series or any other series.

The Receivables

The primary assets of the trust are receivables in MasterCard(R) and VISA(R)/1/ revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of July 7, 2000:

 . Receivables in the trust: $13,175,498,013

 . Accounts designated to the trust: 11,320,272

The above numbers do not include $280,971,059 of receivables in additional accounts that were added to the trust on July 11, 2000.

See "Annex II: The Bank Portfolio and the Receivables" in this prospectus supplement.

--------
/1/ MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

Collections by the Servicer

The bank, as servicer, will collect payments on the receivables and will deposit those collections in an account.

Allocations

 To Your Series

Each month the bank, as servicer, will allocate collections received among:

 . your series;

 . other series outstanding; and

 . the seller's interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of the certificates, the invested amount for Series 2000-2 will be $750,000,000.

 Among Classes

Amounts allocated to your series will be further allocated among the Class A certificates, the Class B certificates and the collateral interest on the basis of the invested amount of each class. Initially the invested amount of each class will be equal to the original principal amount of such class.

See "Series Provisions--Allocation Percentages" in this prospectus supplement.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of:

  (a) the Class A invested amount, plus

  (b) the Class B invested amount, plus

  (c) the collateral invested amount.

If the invested amount of your series declines, amounts allocated and available for payment to your series and to you will be reduced. In addition, for purposes of allocating finance charge collections, the monthly servicing fee and amounts that are written off as uncollectible, the allocations to the certificates will be based upon the adjusted invested amount, which will be the invested amount less amounts accumulated in the principal funding account for payment to the certificateholders and the collateral interest holder on the expected final payment date. For a description of the events which may lead to these reductions, see "Series Provisions--Allocation Percentages" and "-- Reallocation of Cash Flows" in this prospectus supplement.

Application of Collections

The following steps describe how the trust allocates and applies collections of finance charge receivables to your series.

 Finance Charge Receivables Collections

 . Collections of finance charge receivables allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A's portion of the servicing fee and to cover Class A's portion of receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described below.

 . Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B's portion of the servicing fee. Any remaining amount will become excess spread and be applied as described below.

 . Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee and any remaining amount will become excess spread and be applied as described below.

 Excess Spread

Each month the trust will distribute the excess spread and your series' share of excess finance charges from other series in the following order of priority:

 . first to make up deficiencies with respect to Class A;

 . then to make up deficiencies with respect to Class B;

 . then to pay interest on the collateral interest and to make up deficiencies with respect to the collateral interest;

 . then, in limited circumstances, to fund a reserve account to cover interest payment shortfalls during the accumulation period; and

 . finally to make payments to the holder of the collateral interest.

See "Series Provisions--Application of Collections" in this prospectus supplement.

 Principal Collections

The trust will apply your series' share of principal collections each month as follows:

 . First, principal collections allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and the Class B certificates not made from finance charge collections, excess spread or funds in the reserve account.

 . During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series.

 . The accumulation period is scheduled to begin on October 1, 2003, but may begin at a later date. During the accumulation period, principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the holders of the Class A certificates, the Class B certificates and the collateral interest on the expected final payment date.

 . If a pay out event (described below) that applies to Series 2000-2 or to all series occurs, the early amortization period will begin. During the early amortization period, principal collections will be paid first to the Class A certificateholders, then to the Class B certificateholders and then to the collateral interest holder.

 . Any remaining principal collections will be first made available to other series and then paid to the seller or deposited in the excess funding account.

Pay Out Events

Upon the occurrence of certain adverse events called pay out events, each month the trust will use collections of principal receivables allocated to Series 2000-2 to pay principal. See "Series Provisions--Pay Out Events" in this prospectus supplement for a description of the pay out events that apply specifically to Series 2000-2, and "Description of the Certificates--Pay Out Events" in the accompanying prospectus for a description of the pay out events that apply to all series.

Optional Repurchase

The bank has the option to repurchase your certificates when the invested amount for your series has been reduced to 5% or less of the initial invested amount. See "Risk Factors" in the accompanying prospectus.

Registration

The certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest. See "The Pooling Agreement Generally--Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates" in the accompanying prospectus.

Tax Status

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the bank, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

Certificate Ratings

The Class A certificates are required to be rated in the highest rating category by at least one nationally recognized rating organization and the Class B certificates are required to be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Prospectus Summary--Certificate Ratings" and "Risk Factors--The credit ratings of your certificates are limited" in the accompanying prospectus.

Exchange Listing

We will apply to list the certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.

                                  Risk Factors

  In the accompanying prospectus you will find a section called "Risk Factors." The information in that section applies to all series, including yours. The information in this section applies more specifically to your series.

  Please carefully read "Risk Factors" in the accompanying prospectus and the risk factors discussed below before deciding whether to purchase any of the certificates.

The credit enhancement may
be insufficient to ensure
expected payments on the
certificates.                  The credit enhancement for your certificates is
                               limited. Credit enhancement is provided (i) for the Class A certificates, through the subordination of the Class B certificates and the collateral interest, and (ii) for the Class
                               B certificates, through the subordination of the collateral interest. The only sources of payment for your certificates are the assets of the trust allocated to your series. If problems develop with the receivables, such as an increase in losses on the receivables, or there are problems in the collection and transfer of the receivables to the trust, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

                               See "Series Provisions--Allocation Percentages" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

Trust assets may be diverted
from the Class B
certificates to make
payments on the Class A
certificates.                  If you purchase a Class B certificate, your
                               right to receive principal payments is
                               subordinated to the payment in full of the Class A certificates. No principal will be paid to you until the full amount of the principal has been paid or accumulated for payment on the Class A certificates. In addition, if Class A's share of collections of finance charge receivables allocated to Series 2000-2, excess spread and the collateral interest's share of principal collections are insufficient to make all required payments for the Class A certificates, collections of principal receivables allocated to Class B may be diverted to Class A. Also, if Class A's share of losses on the receivables exceeds collections and credit enhancement available to cover those losses and the collateral interest amount is reduced to zero, the Class B invested amount may be reduced to avoid reducing the Class A invested amount. If this occurs, the Class B invested amount and future allocations to Class B would be reduced. Accordingly, you may receive payments of interest or principal later than you expect or you may not receive the full amount of principal and interest due to you.

                               See "Series Provisions--Reallocation of Cash
                               Flows" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

                                  Introduction

  The following provisions of this prospectus supplement contain more detailed information concerning the certificates offered by this prospectus supplement and the accompanying prospectus. The certificates will be issued by the trust pursuant to a pooling and servicing agreement, dated as of September 30, 1993, originally between a predecessor in interest to the bank, as seller and servicer, and The Bank of New York, as trustee. The pooling and servicing agreement has been and may be amended from time to time and is referred to in this prospectus supplement and the accompanying prospectus as the pooling agreement.

  Series 2000-2 is included in a group of series designated as group one. "Annex I: Previous Issuances of Certificates" in this prospectus supplement contains a list of each currently outstanding series in group one. Other series in the future may be included in group one. Annex I is incorporated by reference into this prospectus supplement.

  The property of the trust includes receivables generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts, collections thereon and certain other property. A description of the bank portfolio and the trust portfolio is provided in Annex
II. Annex II is incorporated by reference into this prospectus supplement.

  Pursuant to the pooling agreement as supplemented by the Series 2000-2 supplement, the trust is issuing $622,500,000 of Class A certificates and $63,750,000 of Class B certificates as a part of Series 2000-2. The $63,750,000 of collateral interest (which is not offered by this prospectus supplement and the accompanying prospectus) is also a part of Series 2000-2. The Class A certificates, the Class B certificates and the collateral interest represent interests in the assets of the trust.

  To assist you in understanding this prospectus supplement and the accompanying prospectus, the terms that are defined in the "Glossary of Defined Terms" appear in bold typeface the first time they appear in each section and subsection.

                            Maturity Considerations

  The Class A certificateholders, the Class B certificateholders and the collateral interest holder are expected to receive payment of principal in full on the expected final payment date or earlier if a pay out event occurs.

  The likelihood that Class A certificateholders, Class B certificateholders and the collateral interest holder will receive payments of principal on the expected final payment date depends on the payment rates on the receivables, the amount of outstanding receivables, the delinquencies, charge-offs and new borrowings on the accounts, the potential issuance by the trust of additional series and the availability of shared principal collections. Monthly payment rates on the receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms and conditions of the account. See the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "Annex II: The Bank Portfolio and the Receivables" in this prospectus supplement.

  During the revolving period, no payments of principal will be made to the Class A certificateholders, the Class B certificateholders or the collateral interest holder, and collections of principal receivables allocable to the invested amount will generally be treated as shared principal collections, subject to certain limitations described in "Description of Series Provisions-- Principal Payments--Revolving Period" in this prospectus supplement.

  On each distribution date during the accumulation period, amounts equal to the least of:

    (a) available investor principal collections (see "Series Provisions-- Principal Payments" in this prospectus supplement) for the related monthly period on deposit in the collection account,

    (b) the applicable controlled deposit amount, and

    (c) the adjusted invested amount

will be deposited in the principal funding account until the amount on deposit in the principal funding account equals the invested amount or, if earlier, the expected final payment date.

  Unless a pay out event with respect to Series 2000-2 occurs, amounts on deposit in the principal funding account will be used to make payments of principal on the expected final payment date:

  . first to the Class A certificateholders (until the Class A invested amount is paid in full),

  . then to the Class B certificateholders (until the Class B invested amount is paid in full), and

  . finally to the collateral interest holder (until the collateral invested amount is paid in full).

  See "Series Provisions--Postponement of the Accumulation Period" in this prospectus supplement for a discussion of circumstances under which the start of the accumulation period may be delayed.

  The bank may, at or after the time at which the accumulation period begins, cause another series issued or to be issued by the trust (or some portion thereof, to the extent that the full principal amount of such other series is not otherwise outstanding at such time) to be a paired series with Series 2000-2 to be used to finance the increase in the seller's interest caused by the accumulation of principal in the principal funding account for Series 2000-2. Although no assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, the outstanding principal amount of such other series may vary from time to time (whether or not a pay out event occurs with respect to Series 2000-2), and the interest rate with respect to certificates of such other series may be established on its date of issuance and may be reset periodically. Further, since the terms of Series 2000-2 will vary from the terms of such other series, the pay out events for such other series may vary from the pay out events for Series 2000-2 and may include pay out events that are unrelated to the status of the bank or the receivables, such as pay out events related to the continued availability and rating of certain providers of series enhancement to such other series. If a pay out event does occur for any such paired series prior to the payment in full of Series 2000-2, the principal allocation percentage could be reduced and the final payment of principal to the Class A certificateholders, the Class B certificateholders and the collateral interest holder could be delayed.

  Should a pay out event occur with respect to Series 2000-2 (including the failure to pay the invested amount on the expected final payment date), the early amortization period will begin, and on the first special payment date with respect to the early amortization period, any amount on deposit in the principal funding account will be paid to the Class A certificateholders and, after the Class A invested amount has been paid in full, the Class B certificateholders and, after the Class B invested amount has been paid in full, the collateral interest holder. In addition, to the extent that the Class A invested amount has not been paid in full, available investor principal collections will be paid to the Class A certificateholders on each special payment date until the earliest of:

  . the date on which the Class A invested amount has been paid in full,

  . the Series 2000-2 termination date, or

  . the trust termination date.

  After the Class A invested amount has been paid in full, available investor principal collections will be paid to the Class B certificateholders on each special payment date until the earliest of:

  . the date on which the Class B invested amount has been paid in full,

  . the Series 2000-2 termination date, or

  . the trust termination date.

  After the Class B invested amount has been paid in full, available investor principal collections will be paid to the collateral interest holder on each special payment date until the earliest of:

  . the date the collateral invested amount is paid in full,

  . the Series 2000-2 termination date, or

  . the trust termination date.

  Additionally, should a pay out event occur with respect to Series 2000-2 and the early amortization period begin, any amount on deposit in the excess funding account will be released and treated as shared principal collections and excess shared principal collections to the extent needed to cover principal payments due to or for the benefit of any series entitled to the benefits of shared principal collections or excess shared principal collections. See "Description of the Certificates--Pay Out Events" in the accompanying prospectus and "Series Provisions--Pay Out Events" in this prospectus supplement.

  The bank cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of Series 2000-2 or whether the terms of any previously or subsequently issued series might have an impact on the amount or timing of any such payment of principal. In addition, the amount of outstanding receivables and the delinquencies, charge-offs and new borrowings on the accounts may vary from month to month due to seasonal variations, the product mix of the trust portfolio, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. See "Risk Factors" and "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying prospectus.

  There can be no assurance that collections of principal receivables with respect to the trust portfolio, and thus the rate at which the Class A certificateholders, the Class B certificateholders and the collateral interest holder could expect to receive payments of principal during the early amortization period or the rate at which the principal funding account could be funded during the accumulation period, will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Bank Portfolio" table under "Annex II: The Bank Portfolio and the Receivables" in this prospectus supplement. As described under "Series Provisions--Principal Payments" in this prospectus supplement, the bank may shorten the accumulation period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the invested amount on the expected final payment date.

  The trust, as a master trust, has issued nineteen series which are currently outstanding, and may issue additional series from time to time. There can be no assurance that the terms of any such series might not have an impact on the timing or amount of payments received by the Class A certificateholders, the Class B certificateholders and the collateral interest holder. Further, if a pay out event occurs, the average life and maturity of the Class A certificates, the Class B certificates and the collateral interest could be significantly reduced.

  Due to the reasons set forth above, and the fact that the payment experience for the more recently originated accounts in the bank portfolio (from which the accounts included in the trust portfolio have been selected) is limited (see "Annex II: The Bank Portfolio and the Receivables" in this prospectus supplement), there can be no assurance that deposits in the principal funding account will be made in accordance with the controlled accumulation amount or that the actual number of months elapsed from the date of issuance of the Class A certificates, the Class B certificates and the collateral interest to their final distribution date will equal the expected number of months. See "Risk Factors" in the accompanying prospectus.

                                Use of Proceeds

  The net proceeds from the sale of the Class A certificates and the Class B certificates will be paid to the bank. The bank will use such proceeds for general corporate purposes.

                                    The Bank

  At June 30, 2000, the bank had assets of approximately $10.7 billion and stockholder's equity of approximately $985 million. For a more detailed description of the bank, see "The Bank" in the accompanying prospectus.

                               Series Provisions

  The Class A certificates, the Class B certificates and the collateral interest will be issued pursuant to the pooling agreement and the Series 2000-2 supplement. The following summary describes certain terms applicable to the Class A certificates and the Class B certificates. Reference should be made to the accompanying prospectus for additional information concerning the Class A certificates, the Class B certificates and the pooling agreement.

Interest Payments

  The Class A certificates will accrue interest at a rate of 7.20% per year. Interest on the Class A certificates for the first distribution date will equal $2,241,000.00.

  The Class B certificates will accrue interest at a rate of 7.35% per year. Interest on the Class B certificates for the first distribution date will equal $234,281.25.

  Interest will be paid on each distribution date. Interest for any distribution date will accrue from and including the preceding distribution date (or, in the case of the first distribution date, from and including the series issuance date) to but excluding such distribution date.

  Because the Class A certificate rate and the Class B certificate rate are fixed rates, interest will be calculated based on a 360-day year consisting of twelve 30-day months.

  Interest payments on the Class A certificates for each distribution date will be calculated on the outstanding principal balance of the Class A certificates as of the close of business on the preceding record date. However, interest on the Class A certificates for the first distribution date will be calculated on the initial Class A principal balance. On each distribution date, Class A monthly interest, Class A outstanding monthly interest and Class A additional interest, if any, for such distribution date will be paid to the Class A certificateholders. Interest payments to the Class A certificateholders on any distribution date will be funded from Class A available funds for the related monthly period. To the extent Class A available funds allocated to the Class A certificates for such monthly period are insufficient to pay such interest, excess spread and excess finance charges allocated to Series 2000-2 and reallocated principal collections allocable first to the collateral invested amount and then the Class B invested amount will be used to make such payments or deposits.

  Interest payments on the Class B certificates for each distribution date will be calculated on the outstanding principal balance of the Class B certificates as of the close of business on the preceding record date. However, interest on the Class B certificates for the first distribution date will be calculated on the initial Class B principal balance. On each distribution date, Class B monthly interest, Class B outstanding monthly interest and Class B additional interest, if any, for such distribution date will be paid to the Class B certificateholders. Interest payments to the Class B certificateholders on any distribution date will be funded from Class B available funds for the related monthly period. To the extent Class B available funds allocated to the Class B certificates for such monthly period are insufficient to pay such interest, excess spread and excess finance charges allocated to Series 2000-2 not required to pay the Class A required amount or reimburse Class A investor charge-offs and reallocated principal collections allocable to the collateral invested amount and not required to pay the Class A required amount or reimburse Class A investor charge-offs, will be used to make such payments or deposits.

  Interest payments on the collateral interest for each distribution date will be calculated on the outstanding principal balance of the collateral interest as of the close of business on the preceding record date based upon a rate not to exceed 7.80% per annum. However, interest on the collateral interest for the first distribution date will be calculated on the initial collateral interest principal balance. The collateral interest rate is fixed, so interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. On each distribution date, collateral minimum monthly interest for the related monthly period and any collateral minimum monthly interest previously due but not distributed to the collateral interest holder will be paid to the collateral interest holder. Minimum interest payments to the collateral interest holder on any distribution date will be funded from excess spread and excess finance charges allocated to Series 2000-2 not required to pay the Class A required amount or the Class B required amount or reimburse Class A investor charge-offs or reductions in the Class B invested amount for such monthly period.

Principal Payments

  Revolving Period

  Series 2000-2 will have a revolving period when the trust will not pay or accumulate principal for the Class A certificates, the Class B certificates or the collateral interest. The revolving period starts on the series issuance date and ends on the earlier to begin of:

    . the accumulation period, or

    . the early amortization period.

  During the revolving period, collections of principal receivables allocable to the invested amount will, subject to certain limitations, including the allocation of any reallocated principal collections for the related monthly period to pay the Class A required amount and the Class B required amount, be paid back to the bank to purchase additional receivables in order to maintain the invested amount and, if necessary, be treated as shared principal collections or deposited in the excess funding account.

  Accumulation Period

  On each distribution date during the accumulation period, the trustee will deposit in the principal funding account an amount equal to the least of:

    (a) available investor principal collections for such distribution date,

    (b) the applicable controlled deposit amount, and

    (c) the adjusted invested amount prior to any deposits on that date,

until the aggregate amount on deposit in the principal funding account equals the invested amount.

  Unless a pay out event with respect to Series 2000-2 has occurred, amounts on deposit in the principal funding account will be paid:

    . first to Class A certificateholders (in an amount not to exceed the Class A invested amount) on the expected final payment date,

    . then to Class B certificateholders (to the extent such funds exceed the Class A invested amount and in an amount not to exceed the Class B invested amount) on the expected final payment date, and

    . lastly to the collateral interest holder (to the extent such funds exceed the sum of the Class A invested amount and the Class B invested amount and in an amount not to exceed the collateral invested amount) on the expected final payment date.

  During the accumulation period, the portion of available investor principal collections not applied to Class A monthly principal, Class B monthly principal and collateral monthly principal will, subject to certain limitations, including the allocation of any reallocated principal collections for the related monthly period to pay the Class A required amount and the Class B required amount, be paid back to the bank to purchase additional receivables in order to maintain the invested amount and, if necessary, be treated as shared principal collections or deposited in the excess funding account.

  If funds on deposit in the principal funding account are insufficient to pay in full the invested amount on the expected final payment date, the early amortization period will begin.

   Early Amortization Period

  If a pay out event with respect to Series 2000-2 occurs, the early amortization period will begin and any amount on deposit in the principal funding account will be paid on the first special payment date:

    . first to the Class A certificateholders (up to the Class A invested amount),

    . then to the Class B certificateholders (up to the Class B invested amount), and

    . lastly to the collateral interest holder (up to the collateral invested amount).

  On each special payment date with respect to the early amortization period, the Class A certificateholders will be entitled to receive available investor principal collections for such special payment date in an amount up to the Class A invested amount until the earliest of:

    . the date the Class A invested amount is paid in full,

    . the Series 2000-2 termination date, and

    . the trust termination date.

  After payment in full of the Class A invested amount, the Class B certificateholders will be entitled to receive, on each special payment date, available investor principal collections for such special payment date in an amount up to the Class B invested amount until the earliest of:

    . the date the Class B invested amount is paid in full,

    . the Series 2000-2 termination date, and

    . the trust termination date.

  After payment in full of the Class B invested amount, the collateral interest holder will be entitled to receive, on each special payment date, available investor principal collections for such special payment date in an amount up to the collateral invested amount until the earliest of:

    . the date the collateral invested amount is paid in full,

    . the Series 2000-2 termination date, and

    . the trust termination date.

Postponement of the Accumulation Period

  The accumulation period is scheduled to begin at the close of business on the last day of the September 2003 monthly period. However, the servicer may elect to postpone the start of the accumulation period, and extend the length of the revolving period subject to certain conditions, including those set forth below. The servicer may make such election only if the accumulation period length (determined as described below) is less than twenty months. On each determination date until the accumulation period begins, the servicer will determine the accumulation period length, which is the number of months expected to be required to fully fund the principal funding account no later than the expected final payment date, based on (i) the expected monthly collections of principal receivables expected to be distributable to the certificateholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the preceding twelve months and
(ii) the amount of principal expected to be distributable to certificateholders of all series (excluding certain other series) which are not expected to be in their revolving period during the accumulation period. If the accumulation period length is less than twenty months, the servicer may, at its option, postpone the start of the accumulation period such that the number of months included in the accumulation period will be equal to or exceed the accumulation period length.

  The effect of the foregoing calculation is to permit the reduction of the length of the accumulation period based on the invested amounts of certain other series which are expected to be in their revolving periods during the accumulation period or on increases in the principal payment rate occurring after the series issuance date. Notwithstanding the above, the Series 2000-2 supplement may require that the number of months in the accumulation period exceed the accumulation period length and that certain minimum deposits be made to the principal funding account during the accumulation period. The length of the accumulation period will not be less than one month. If the start of the accumulation period is delayed in accordance with the foregoing, and if a pay out event occurs after the date originally scheduled as the start of the accumulation period, then it is probable that the Class A certificateholders, the Class B certificateholders and the collateral interest holder would receive some of their principal later than if the accumulation period had not been delayed.

Subordination

  The Class B certificates and the collateral interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the collateral interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to the Class A certificateholders and the Class B invested amount may be reduced. Similarly, certain principal payments allocable to the collateral interest may be reallocated to the Class A certificateholders and the Class B certificateholders and the collateral invested amount may be reduced.

  To the extent the Class B invested amount is reduced and not reimbursed, the percentage of collections of finance charge receivables allocated to the Class B certificateholders in subsequent monthly periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B invested amount is not reimbursed, the amount of principal and interest distributable to the Class B certificateholders will be reduced. See "--Allocation Percentages," "-- Reallocation of Cash Flows" and "--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

Allocation Percentages

  Pursuant to the pooling agreement, the servicer will allocate all collections of finance charge receivables and principal receivables and the default amount for such monthly period among the Class A certificates, the Class B certificates, the collateral interest, the certificateholders' interest for all other outstanding series of certificates and the seller's interest.

  Collections of finance charge receivables and the defaulted amount for any monthly period will be allocated to Series 2000-2 based on the floating allocation percentage. Such amounts so allocated will be further allocated among the Class A certificateholders, the Class B certificateholders and the collateral interest holder in accordance with the Class A floating percentage, the Class B floating percentage and the collateral floating percentage.

  Collections of principal receivables will be allocated to Series 2000-2 based on the principal allocation percentage. Such amounts so allocated to Series 2000-2 will be further allocated among the Class A certificateholders, the Class B certificateholders and the collateral interest holder based on the Class A principal percentage, the Class B principal percentage and the collateral principal percentage.

Principal Funding Account

  The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the principal funding account as an eligible deposit account held for the benefit of the Class A certificateholders, the Class B certificateholders and the collateral interest holder. During the accumulation period, the servicer will transfer collections of principal receivables, shared principal collections allocated to Series 2000-2, miscellaneous payments allocated to Series 2000-2 and other amounts described herein to be treated in the same manner as collections of principal receivables from the collection account to the principal funding account as described under "--Application of Collections" in this prospectus supplement.

  Unless a pay out event has occurred with respect to Series 2000-2, all amounts on deposit in the principal funding account on any distribution date (after giving effect to any deposits to, or withdrawals from, the principal funding account to be made on such distribution date) will be invested to mature on or before the following distribution date by the trustee at the direction of the servicer in eligible investments. On each distribution date for the accumulation period (on or prior to the expected final payment date) the interest and other investment income (net of losses and investment expenses) earned on such investments will be withdrawn from the principal funding account and will be treated as a portion of Class A available funds, Class B available funds and collateral available funds. If, for any such distribution date, these amounts are less than the covered amount for such distribution date, the amount of any such shortfall will be withdrawn from the reserve account, if available, as described under "--Reserve Account" in this prospectus supplement. The available reserve account amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall.

Reserve Account

  The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the reserve account as an eligible deposit account for the benefit of the Class A certificateholders, the Class B certificateholders and the collateral interest holder. The reserve account will be established to assure the subsequent distribution of interest during the accumulation period. On each distribution date from and after the funding of the reserve account begins, but prior to the termination of the reserve account, the trustee, acting pursuant to the servicer's instructions, will apply excess spread and excess finance charges allocated to Series 2000-2 (to the extent described under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement) to increase the amount on deposit in the reserve account (to the extent such amount is less than the required reserve account amount). The reserve account will be funded no later than one month prior to the commencement of the accumulation period, or such earlier date as the servicer may designate.

  On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on such distribution date, the trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount and will pay such amount to the collateral interest holder.

  If the reserve account has not terminated as described below, all amounts remaining on deposit in the reserve account on any distribution date (after giving effect to any deposits to, or withdrawals from, the reserve account to be made on such distribution date) will be invested to mature on or before the following distribution date by the trustee at the direction of the servicer in eligible investments. The interest and other investment income (net of losses and investment expenses) earned on such investments will be retained in the reserve account (to the extent the amount on deposit therein is less than the required reserve account amount) or deposited in the collection account and treated as collections of finance charge receivables.

  On or before each distribution date during the accumulation period (on or prior to the expected final payment date) and on the first special payment date, a withdrawal will be made from the reserve account, and the amount of such withdrawal will be deposited in the collection account and included in Class A available funds or Class B available funds or distributed to the collateral interest holder, as provided in the Series 2000-2 supplement, in an amount equal to the lesser of:

    (a) the available reserve account amount for such distribution date or special payment date, and

    (b) the amount, if any, by which the covered amount exceeds:

        (i) the investment earnings (net of losses and investment expenses), if any, in the principal funding account for the related distribution date, and
        (ii) excess spread and excess finance charges allocated to Series 2000-2 available for application towards the covered amount on such distribution date or special payment date;

provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the reserve account on such distribution date or special payment date. On each distribution date, the amount available to be withdrawn from the reserve account will equal the available reserve account amount.

  The reserve account will be terminated following the earliest to occur of:

    (a) the termination of the trust pursuant to the pooling agreement,

    (b) the date on which the invested amount is paid in full, and

    (c) if the accumulation period has not begun, the occurrence of a pay out event with respect to Series 2000-2 or, if the accumulation period has begun, the first special payment date.

Upon the termination of the reserve account, all amounts on deposit therein (after giving effect to any withdrawal from the reserve account on such date as described above) will be distributed to the collateral interest holder. Any amounts withdrawn from the reserve account and distributed to the collateral interest holder as described above will not be available for distribution to the Class A certificateholders and the Class B certificateholders.

Reallocation of Cash Flows

  Class A Required Amount

  On each determination date, the servicer will calculate the Class A required amount. If the Class A required amount is greater than zero, the following reallocations will occur:

  . excess spread and excess finance charges allocated to Series 2000-2 and available for such purpose will be used to fund the Class A required amount for the related distribution date;

  . if such excess spread and excess finance charges are insufficient to fund the Class A required amount, reallocated principal collections allocable first to the collateral interest and then to the Class B certificates will be used to fund the remaining Class A required amount; and

  . if reallocated principal collections for the related monthly period, together with excess spread and excess finance charges allocated to Series 2000-2 are insufficient to fund the Class A required amount for such related monthly period, then the collateral invested amount will be reduced by the amount of such excess (but not by more than the Class A investor default amount for such related distribution date).

  In the event that such reduction would cause the collateral invested amount to be a negative number, the collateral invested amount will be reduced to zero, and the Class B invested amount will be reduced by the amount by which the collateral invested amount would have been reduced below zero (but not by more than the excess of the Class A investor default amount, if any, for such distribution date over the amount of such reduction, if any, of the collateral invested amount for such distribution date).

  In the event that such reduction would cause the Class B invested amount to be a negative number, the Class B invested amount will be reduced to zero, and the Class A invested amount will be reduced by the amount by which the Class B invested amount would have been reduced below zero (but not by more than the excess, if any, of the Class A investor default amount for such distribution date over the amount of the reductions, if any, of the collateral invested amount and the Class B invested amount for such distribution date as described above). Any such reduction in the Class A invested amount may have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In such case, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. See "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

  Reductions of the Class A invested amount or Class B invested amount shall thereafter be reimbursed and the Class A invested amount or Class B invested amount shall be increased on each distribution date by the amount, if any, of excess spread and excess finance charges allocated to Series 2000-2 and available to reimburse such reductions. See "--Application of Collections-- Excess Spread; Excess Finance Charges" in this prospectus supplement. When such reductions of the Class A invested amount and Class B invested amount have been fully reimbursed, reductions of the collateral invested amount will be reimbursed and the collateral invested amount increased in a similar manner.

  Class B Required Amount

  On each determination date, the servicer will calculate the Class B required amount. If the Class B required amount is greater than zero, the following reallocations will occur:

  . excess spread and excess finance charges allocated to Series 2000-2 and not required to pay the Class A required amount or reimburse Class A investor charge-offs will be used to fund the Class B required amount for the related distribution date;

  . if such excess spread and excess finance charges are insufficient to pay the Class B required amount, reallocated principal collections allocable to the collateral interest and not required to pay the Class A required amount will then be used to fund the remaining Class B required amount; and

  . if such reallocated principal collections allocable to the collateral interest for the related monthly period are insufficient to fund the remaining Class B required amount, then the collateral invested amount will be reduced by the amount of such insufficiency (but not by more than the Class B investor default amount for such related distribution date).

  In the event that such reduction would cause the collateral invested amount to be a negative number, the collateral invested amount will be reduced to zero, and the Class B invested amount will be reduced by the amount by which the collateral invested amount would have been reduced below zero (but not by more than the excess of the Class B investor default amount for such distribution date over the amount of such reduction of the collateral invested amount). Any such reduction may have the effect of slowing or reducing the return of principal and interest to the Class B certificateholders. In such case, the Class B certificateholders will bear directly the credit and other risks associated with their undivided interests in the trust. See "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement.

Application of Collections

  Payment of Interest, Fees and Other Items

  On each distribution date, the trustee, acting pursuant to the servicer's instructions, will apply Class A available funds, Class B available funds and collateral available funds (see "--Interest Payments" in this prospectus supplement) on deposit in the collection account in the following priority:

    (a) An amount equal to the Class A available funds will be distributed in the following priority:

      (i) an amount equal to Class A monthly interest for such distribution date, plus the amount of any Class A outstanding monthly interest, plus the amount of any Class A additional interest for such distribution date and any Class A additional interest previously due but not distributed to the Class A certificateholders on a prior distribution date will be distributed to the Class A certificateholders;

      (ii) an amount equal to the Class A servicing fee for such distribution date, plus the amount of any Class A servicing fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer (unless such amount has been netted against deposits to the collection account);

      (iii) an amount equal to the Class A investor default amount for such distribution date will be treated as a portion of available investor principal collections for such distribution date; and

      (iv) the balance, if any, shall constitute excess spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" in this prospectus supplement.

    (b) An amount equal to the Class B available funds will be distributed in the following priority:

      (i) an amount equal to Class B monthly interest for such distribution date, plus the amount of any Class B outstanding monthly interest, plus the amount of any Class B additional interest for such distribution date and any Class B additional interest previously due but not distributed to the Class B certificateholders on a prior distribution date will be distributed to the Class B certificateholders;

      (ii) an amount equal to the Class B servicing fee for such distribution date, plus the amount of any Class B servicing fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer (unless such amount has been netted against deposits to the collection account); and

      (iii) the balance, if any, shall constitute excess spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" in this prospectus supplement.

    (c) An amount equal to the collateral available funds will be distributed in the following priority:

      (i) an amount equal to the collateral servicing fee for such distribution date, plus the amount of any collateral servicing fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer (unless such amount has been netted against deposits to the collection account); and

      (ii) the balance, if any, shall constitute excess spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" in this prospectus supplement.

  Excess Spread; Excess Finance Charges

  On each distribution date, the trustee, acting pursuant to the servicer's instructions, will apply excess spread and excess finance charges allocated to Series 2000-2 for the related monthly period to make the following distributions in the following priority:

    (a) an amount equal to the Class A required amount, if any, for such distribution date will be used to fund the Class A required amount, and if the Class A required amount for such distribution date exceeds the amount of excess spread and excess finance charges allocated to Series 2000-2, such excess spread and excess finance charges will be applied:

    . first to pay shortfalls in the payment of amounts described in clause (a)(i) under "--Payment of Interest, Fees and Other Items" in this prospectus supplement,

    . second to pay shortfalls in the payment of amounts described in clause (a)(ii) under "--Payment of Interest, Fees and Other Items" in this prospectus supplement, and

    . third to pay shortfalls in the payment of amounts described in clause (a)(iii) under "--Payment of Interest, Fees and Other Items" in this prospectus supplement;

    (b) an amount equal to the aggregate amount of Class A investor charge-offs that have not been previously reimbursed (after giving effect to the allocation on such distribution date of certain other amounts applied for that purpose) will be treated as a portion of available investor principal collections for such distribution date as described under "--Payments of Principal" in this prospectus supplement;

    (c) an amount equal to the Class B required amount, if any, for such distribution date will be (i) used to fund the Class B required amount and
  (ii) applied, up to the Class B investor default amount, as a portion of available investor principal collections for such distribution date; provided that if the Class B required amount for such distribution date exceeds the amount of excess spread and excess finance charges allocated to Series 2000-2, such excess spread and excess finance charges will be applied:

    . first to pay amounts described in clause (b)(i) under "--Payment of Interest, Fees and Other Items" in this prospectus supplement,

    . second to pay amounts described in clause (b)(ii) above under "-- Payment of Interest, Fees and Other Items" in this prospectus supplement, and

    . third, up to the Class B investor default amount, as a portion of available investor principal collections for such distribution date;

    (d) an amount equal to the aggregate amount by which the Class B invested amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of Class B invested amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) will be treated as a portion of available investor principal collections for such distribution date;

    (e) an amount equal to the sum of the following will be distributed to the collateral interest holder:

      (i) collateral minimum monthly interest for such distribution date, plus the amount of any collateral outstanding monthly interest, and

      (ii) the amount of any collateral additional interest for such distribution date and any collateral additional interest previously due but not distributed to the collateral interest holder on a prior distribution date;

    (f) an amount equal to the collateral servicing fee due but not paid to the servicer on such distribution date or a prior distribution date will be paid to the servicer;

    (g) an amount equal to the collateral investor default amount will be treated as a portion of available investor principal collections for such distribution date;

    (h) an amount equal to the aggregate amount by which the collateral invested amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of collateral invested amount (but not in excess of the aggregate amount of such reductions that have not been previously reimbursed) shall be treated as a portion of available investor principal collections for such distribution date;

    (i) on each distribution date on and after the reserve account is funded, but prior to the date on which the reserve account terminates as described under "--Reserve Account" in this prospectus supplement, an amount up to the excess, if any, of the required reserve account amount over the available reserve account amount will be deposited into the reserve account; and

    (j) the balance, if any, will be distributed to the collateral interest holder.

  Payments of Principal

  On each distribution date, the trustee, acting pursuant to the servicer's instructions, will distribute available investor principal collections (see "-- Principal Payments" in this prospectus supplement) on deposit in the collection account in the following priority:

    (i) on each distribution date for the revolving period, all such available investor principal collections will be treated as shared principal collections and applied as described under "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying prospectus; and

    (ii) on each distribution date for the accumulation period or the early amortization period, all such available investor principal collections will be distributed or deposited in the following priority:

         (w) an amount equal to Class A monthly principal for such distribution date, up to the Class A adjusted invested amount on such distribution date, will be deposited in the principal funding account or, if such distribution date is a special payment date on which the aggregate amount on deposit in the principal funding account is zero, will be distributed to the Class A certificateholders;

         (x) after giving effect to paragraph (w) above, an amount equal to Class B monthly principal for such distribution date, up to the Class B adjusted invested amount on such distribution date, will be deposited in the principal funding account or, if such distribution date is a special payment date on which the aggregate amount on deposit in the principal funding account is zero, will be distributed to the Class B certificateholders;

         (y) after giving effect to paragraphs (w) and (x) above, an amount equal to collateral monthly principal for such distribution date, up to the collateral adjusted invested amount on such distribution date, will be deposited in the principal funding account or, if such distribution date is a special payment date on which the aggregate amount on deposit in the principal funding account is zero, will be distributed to the collateral interest holder; and

         (z) the balance, if any, will be treated as shared principal collections and applied as described under "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying prospectus.

Defaulted Receivables; Investor Charge-Offs

  On each determination date, the servicer will calculate the investor default amount for the preceding monthly period. On each distribution date, portions of the investor default amount will be allocated to the Class A certificates and the Class B certificates in amounts equaling the Class A investor default amount and the Class B investor default amount, respectively. The Class A investor default amount for each monthly period will be paid from Class A available funds, excess spread and excess finance charges allocated to Series 2000-2 or from reallocated principal collections and applied as described in "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows" in this prospectus supplement. The Class B investor default amount for each monthly period will be paid from excess spread and excess finance charges allocated to Series 2000-2 or from reallocated principal collections allocable to the collateral interest and applied as described in "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows" in this prospectus supplement.

  Class A Investor Charge-Offs

  On each distribution date, if the Class A required amount for such distribution date exceeds the sum of excess spread and excess finance charges allocated to Series 2000-2 and reallocated principal collections, the collateral invested amount will be reduced by the amount of such excess, but not by more than the Class A investor default amount for such distribution date.

  In the event that such reduction would cause the collateral invested amount to be a negative number, the collateral invested amount will be reduced to zero, and the Class B invested amount will be reduced by the amount by which the collateral invested amount would have been reduced below zero, but not by more than the excess, if any, of the Class A investor default amount for such distribution date over the amount of such reduction, if any, of the collateral invested amount for such distribution date.

  In the event that such reduction would cause the Class B invested amount to be a negative number, the Class B invested amount will be reduced to zero, and the Class A invested amount will be reduced by the amount, called a Class A investor charge-off, by which the Class B invested amount would have been reduced below zero, but not by more than the excess, if any, of the Class A investor default amount for such distribution date over the amount of the reductions, if any, of the collateral invested amount and the Class B invested amount for such distribution date as described above. Such Class A investor charge-off will have the effect of slowing or reducing the return of principal to the Class A certificateholders. If the Class A invested amount has been reduced by the amount of any Class A investor charge-offs, it will thereafter be increased on any distribution date (but not by an amount in excess of the aggregate Class A investor charge-offs) by the amount of excess spread and excess finance charges allocated to Series 2000-2 and available for such purpose as described under "--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

  Class B Investor Charge-Offs

  On each distribution date, if the Class B required amount for such distribution date exceeds the sum of excess spread and excess finance charges allocated to Series 2000-2 and not required to pay the Class A required amount, and reallocated principal collections allocable to the collateral interest and not required to pay the Class A required amount, then the collateral invested amount will be reduced by the amount of such excess.

  In the event that such reduction would cause the collateral invested amount to be a negative number, the collateral invested amount will be reduced to zero, and the Class B invested amount will be reduced by the amount, called a Class B investor charge-off, by which the collateral invested amount would have been reduced below zero, but not by more than the excess, if any, of the Class B investor default amount for such distribution date over the amount of such reduction, if any, of the collateral invested amount with respect to such distribution date. If the Class B invested amount has been reduced by the amount of any Class B investor charge-offs, it will thereafter be increased on any distribution date (but not by an amount in excess of the aggregate Class B investor charge-offs) by the amount of excess spread and excess finance charges allocated to Series 2000-2 and available for such purpose as described under "--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

Shared Principal Collections

  Series 2000-2 is a principal sharing series. See "Description of the Certificates--Shared Principal Collections; Excess Shared Principal Collections" in the accompanying prospectus.

Paired Series

  Series 2000-2 may be paired with one or more other series (each called a paired series). Each paired series could be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such paired series and primarily from the proceeds of the sale of such paired series or could have a variable principal amount. Any such prefunding account will be held for the benefit of such paired series and not for the benefit of the Class A certificateholders, the Class B certificateholders and the collateral interest holder. As funds are accumulated in the principal funding account, either

    (i) in the case of a prefunded paired series, an equal amount of funds on deposit in any prefunding account for such prefunded paired series could be released (which funds will be distributed to the bank), or

    (ii) in the case of a paired series having a variable principal amount, an interest in such variable paired series in an equal or lesser amount could be sold by the trust (and the proceeds thereof will be distributed to the bank) and, in either case, the invested amount in the trust of such paired series could increase by up to a corresponding amount.

Upon payment in full of Series 2000-2, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate invested amount of such related paired series could have been increased by an amount up to an aggregate amount equal to the invested amount paid to the Class A certificateholders, the Class B certificateholders and the collateral interest holder.

  The issuance of a paired series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying prospectus. There can be no assurance, however, that the terms of any paired series might not have an impact on the calculation of the principal allocation percentage or the timing or amount of payments received by the Class A certificateholders, the Class B certificateholders and the collateral interest holder. The full extent by which the timing or amount of payments received by the Class A certificateholders, the Class B certificateholders and the collateral interest holder may be affected will be dependent upon a number of factors and will not be readily determinable by the change that may occur in the principal allocation percentage. See "--Allocation Percentages" in this prospectus supplement and "Risk Factors" in the accompanying prospectus.

Required Principal Balance; Addition of Accounts

  The obligation of the trustee to authenticate certificates of a new series and to execute and deliver the related supplement shall be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying prospectus and to the additional condition that, as of the series issuance date and after giving effect to such issuance, the aggregate amount of principal receivables in the trust equals or exceeds the required principal balance.

  If, as of the close of business on the last business day of any monthly period, the aggregate amount of principal receivables in the trust is less than the required principal balance on such date, the bank shall on or before the tenth business day following such day, unless the amount of principal receivables in the trust equals or exceeds the required principal balance as of the close of business on any day after the last business day of such monthly period and prior to such tenth business day, make an addition of accounts to the trust such that, after giving effect to such addition, the amount of principal receivables in the trust is at least equal to the required principal balance.

Pay Out Events

  The pay out events with respect to Series 2000-2 will include each of the events specified in the accompanying prospectus under "Description of the Certificates--Pay Out Events" and the following:

    (a) failure on the part of the seller:

        (i) to make any payment or deposit required under the pooling agreement or the Series 2000-2 supplement within five business days after the day such payment or deposit is required to be made; or

        (ii) to observe or perform any other covenants or agreements of the seller set forth in the pooling agreement or the Series 2000-2 supplement, which failure has a material adverse effect on the Class A certificateholders, the Class B certificateholders and the collateral interest holder and which continues unremedied for a period of 60 days after written notice;

    (b) any representation or warranty made by the seller in the pooling agreement or the Series 2000-2 supplement or any information required to be given by the seller to the trustee to identify the accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Class A certificateholders, the Class B certificateholders and the collateral interest holder are materially and adversely affected; provided, however, that a pay out event shall not be deemed to occur thereunder if the seller has repurchased the related receivables or all such receivables, if applicable, during such period in accordance with the provisions of the pooling agreement;

    (c) a failure by the seller to make an addition of accounts to the trust within five business days after the day on which it is required to make such addition pursuant to the pooling agreement or the Series 2000-2 supplement;

    (d) the occurrence of any servicer default;

    (e) the average portfolio yield for any three consecutive monthly periods is less than the average of the base rates with respect to Series 2000-2 for such three monthly periods;

    (f) the failure to pay in full the invested amount on the expected final payment date; and

    (g) the seller is unable for any reason to transfer receivables to the trust in accordance with the pooling agreement or the Series 2000-2 supplement.

  Then, in the case of any event described in subparagraph (a), (b) or (d), after the applicable grace period, if any, set forth in such subparagraphs, either the trustee or the Class A certificateholders, the Class B certificateholders and the collateral interest holder evidencing more than 50% of the aggregate unpaid principal amount of Series 2000-2 by notice then given in writing to the seller and the servicer (and to the trustee if given by the Class A certificateholders and the Class B certificateholders) may declare that a pay out event has occurred with respect to Series 2000-2 as of the date of such notice. In the case of any event described in subparagraph (c), (e), (f) or (g), a pay out event shall occur with respect to Series 2000-2 immediately upon the occurrence of such event, without any notice or other action on the part of the trustee.

  If, contrary to the opinion of tax counsel described under "Federal Income Tax Considerations--General" in the accompanying prospectus, it is determined that the Class A certificates or the Class B certificates do not constitute indebtedness for federal income tax purposes, such determination will not constitute a pay out event with respect to Series 2000-2.

  If the proceeds of any sale of the receivables following the occurrence of an insolvency event with respect to the seller (including any additional seller), as described in the accompanying prospectus under "Description of the Certificates--Pay Out Events," allocated to the Class A invested amount and the proceeds of any collections on the receivables in the collection account are not sufficient to pay in full the remaining amount due on the Class A certificates, the Class A certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Conservatorship and Receivership" in the accompanying prospectus for a discussion of the impact of federal law on the trustee's ability to liquidate the receivables.

Servicing Compensation and Payment of Expenses

  The share of the servicing fee allocable to Series 2000-2 for any distribution date, called the monthly servicing fee, will be equal to one-twelfth of the product of:

    (a) the servicing fee rate, and

    (b) the servicing base amount.

However, the monthly servicing fee for the first distribution date will be equal to the servicing fee accrued on the initial invested amount at the servicing fee rate for the period from the series issuance date through the last day of the first monthly period. On each distribution date, but only if the bank or The Bank of New York is the servicer, servicer interchange for the related monthly period that is on deposit in the collection account will be withdrawn from the collection account and paid to the servicer in payment of a portion of the monthly servicing fee for such monthly period.

  The servicer interchange for any monthly period for which the bank or The Bank of New York is the servicer will be equal to the product of:

    (a) the floating allocation percentage for such monthly period, and

    (b) the portion of collections of finance charge receivables allocated to Series 2000-2 for such monthly period that is attributed to interchange.

However, the servicer interchange for a monthly period shall not exceed one-twelfth of the product of (i) the servicing base amount as of the last day of such monthly period and (ii) 0.75%. In the case of any insufficiency of servicer interchange on deposit in the collection account, a portion of the monthly servicing fee for such monthly period will not be paid to the extent of such insufficiency and in no event shall the trust, the trustee, the Class A certificateholders, the Class B certificateholders or the collateral interest holder be liable for the share of the servicing fee to be paid out of servicer interchange.

  The share of the monthly servicing fee allocable to the Class A certificateholders (after giving effect to the distribution of any servicer interchange to the servicer) for any distribution date, called the Class A servicing fee, shall be equal to one-twelfth of the product of:

    (a) the Class A floating percentage,

    (b) the net servicing fee rate, and

    (c) the servicing base amount.

However, the Class A servicing fee for the first distribution date will be equal to the servicing fee accrued on the Class A initial invested amount at the net servicing fee rate for the period from the series issuance date through the last day of the first monthly period.

  The share of the monthly servicing fee allocable to the Class B certificateholders (after giving effect to the distribution of any servicer interchange to the servicer) for any distribution date, called the Class B servicing fee, shall be equal to one-twelfth of the product of:

    (a) the Class B floating percentage,

    (b) the net servicing fee rate, and

    (c) the servicing base amount.

However, the Class B servicing fee for the first distribution date will be equal to the servicing fee accrued on the Class B initial invested amount at the net servicing fee rate for the period from the series issuance date through the last day of the first monthly period.

  The share of the monthly servicing fee allocable to the collateral interest holder (after giving effect to the distribution of any servicer interchange to the servicer) for any distribution date, called the collateral servicing fee, shall be equal to one-twelfth of the product of:

    (a) the collateral floating percentage,

    (b) the net servicing fee rate, and

    (c) the servicing base amount.

However, the collateral interest servicing fee for the first distribution date will be equal to the servicing fee accrued on the collateral initial invested amount at the net servicing fee rate for the period from the series issuance date through the last day of the first monthly period.

  The remainder of the servicing fee will be paid by the seller or the certificateholders of other series (as provided in the related supplements) or, to the extent of any insufficiency of servicer interchange as described above, not be paid and in no event shall the trust, the trustee, the Class A certificateholders, the Class B certificateholders or the collateral interest holder be liable for the share of the servicing fee to be paid by the seller or the certificateholders of any other series or to be paid out of servicer interchange. The Class A servicing fee, the Class B servicing fee and the collateral servicing fee shall be payable to the servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

Series Termination

  If on the distribution date that is two months prior to the Series 2000-2 termination date, the invested amount (after giving effect to all changes therein on such date) exceeds zero, the servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the principal receivables or certain principal receivables, together in each case with the related finance charge receivables, in an amount equal to the invested amount at the close of business on the last day of the monthly period preceding the Series 2000-2 termination date (after giving effect to all distributions required to be made on the Series 2000-2 termination date). The seller may be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the trustee will determine (a) which bid is the highest cash purchase offer and (b) the amount which otherwise would be available in the collection account on the Series 2000-2 termination date for distribution to the Class A certificateholders, the Class B certificateholders and the collateral interest holder. The servicer will sell such receivables on the Series 2000-2 termination date to the bidder who provided the highest cash purchase offer and will deposit the proceeds of such sale in the collection account for allocation (together with the amount which otherwise would be available in the collection account on the Series 2000-2 termination date for distribution to the Class A certificateholders, the Class B certificateholders and the collateral interest holder) to Series 2000-2.

Reports

  No later than the third business day prior to each distribution date, the servicer will forward to the trustee, the paying agent and each rating agency a monthly report prepared by the servicer setting forth certain information about the trust, the Class A certificates, the Class B certificates and the collateral interest, including:

    (a) the aggregate amount of principal receivables and finance charge receivables in the trust as of the end of the preceding monthly period;

    (b) the Class A invested amount, the Class B invested amount and the collateral invested amount at the close of business on the last day of such monthly period;

    (c) the floating allocation percentage and, during the accumulation period or early amortization period, the principal allocation percentage for the Class A certificates, the Class B certificates and the collateral interest;

    (d) the amount of collections of principal receivables and finance charge receivables processed during such monthly period and the portion thereof allocated to Series 2000-2;

    (e) the aggregate outstanding balance of accounts in the trust portfolio which were 30, 60 and 90 days or more delinquent as of the end of such monthly period;

    (f) the defaulted amount for such monthly period and the portion thereof allocated to Series 2000-2;

    (g) the amount, if any, of Class A investor charge-offs, Class B investor charge-offs and the amounts by which the collateral invested amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of collateral invested amount;

    (h) the monthly servicing fee;

    (i) the portfolio yield for such monthly period; and

    (j) reallocated principal collections.

Legal Matters

  Certain legal matters relating to the Class A certificates and the Class B certificates will be passed upon for the underwriters by Cravath, Swaine & Moore, New York, New York.

                              ERISA Considerations

General

  Subject to the considerations described below and in the prospectus, the Class A certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended. Any plan fiduciary that proposes to cause a plan to acquire any of the Class A certificates should consult with its counsel with respect to the potential consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of such Class A certificates. See "ERISA Considerations" in the accompanying prospectus.

  The Class B certificates may not be acquired or held by any plan other than an insurance company investing assets of its general account. By its acceptance of a Class B certificate, each Class B certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a plan or
(ii) it is an insurance company, it acquired and will hold the Class B certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60.

The Authorization

  The Department of Labor has authorized the bank to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code available under PTCE 96-62 relating to (1) the initial purchase, the holding and the subsequent resale by plans of senior certificates representing an undivided interest in a credit card trust with respect to which the bank is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in such authorization are satisfied. The authorization will apply to the acquisition, holding and resale of the Class A certificates by, on behalf of, or with "plan assets" of a plan, provided that certain conditions described in "ERISA Considerations" in the accompanying prospectus are met.

  The seller believes that the authorization will apply to the acquisition and holding of the Class A certificates by plans and that all conditions of the authorization, other than those within the control of the investors, will be met.

  Any plan fiduciary considering whether to purchase any Class A certificates on behalf of, or with "plan assets" of, a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to such investment. Among other things, before purchasing any Class A certificates, a plan fiduciary should make its own determination as to the availability of the relief provided in the authorization and also consider the availability of any other prohibited transaction exemptions.

                                  Underwriting

  Subject to the terms and conditions set forth in the underwriting agreement for the Class A certificates between the bank and the Class A underwriters named below, and the terms and conditions set forth in the underwriting agreement for the Class B certificates between the bank and the Class B underwriters named below, the bank has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the amount of certificates set forth opposite its name below.

                                                                    Principal
Class A Underwriters                                                  Amount
--------------------                                               ------------
Deutsche Bank Securities Inc. .................................... $155,625,000
Barclays Capital Inc. ............................................ $155,625,000
Credit Suisse First Boston Corporation ........................... $155,625,000
J.P. Morgan Securities Inc. ...................................... $155,625,000
                                                                   ------------
  Total........................................................... $622,500,000
                                                                   ============
                                                                    Principal
Class B Underwriters                                                  Amount
--------------------                                               ------------
Deutsche Bank Securities Inc. .................................... $ 31,875,000
J.P. Morgan Securities Inc. ...................................... $ 31,875,000
                                                                   ------------
  Total........................................................... $ 63,750,000
                                                                   ============

  The Class A underwriting agreement and the Class B underwriting agreement each provide that the obligation of the underwriters to pay for and accept delivery of the certificates is subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the certificates offered hereby will be issued if any are issued. Under the terms and conditions of the Class A underwriting agreement, the Class A underwriters are committed to take and pay for all the Class A certificates, if any are taken. Under the terms and conditions of the Class B underwriting agreement, the Class B underwriters are committed to take and pay for all the Class B certificates, if any are taken.

  The Class A underwriters propose initially to offer the Class A certificates to the public at 99.602299% of their principal amount and to certain dealers at such price less concessions not in excess of 0.165% of the principal amount of the Class A certificates. The Class A underwriters may allow, and such dealers may reallow, concessions not in excess of 0.100% of the principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class A certificates and other selling terms may be changed by the Class A underwriters.

  The Class B underwriters propose initially to offer the Class B certificates to the public at 99.606327% of their principal amount and to certain dealers at such price less concessions not in excess of 0.195% of the principal amount of the Class B certificates. The Class B underwriters may allow, and such dealers may reallow, concessions not in excess of 0.125% of the principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price of the Class B certificates and other selling terms may be changed by the Class B underwriters.

  The price to public, the underwriters' discounts and commissions and the proceeds to the seller are as follows:

                                           Per Class A Per Class B
                                           Certificate Certificate    Total
                                           ----------- ----------- ------------
Public Offering Price..................... 99.602299%  99.606327%  $683,523,345
Underwriting Discounts and Commissions....     0.275%      0.325%  $  1,919,063
Proceeds to Seller........................ 99.327299%  99.281327%  $681,604,282

  Additional offering expenses are estimated to be $800,000.

  Each underwriter has represented and agreed that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or are persons to whom such document may otherwise lawfully be issued or passed on;

    (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the accompanying prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the certificates in accordance with Regulation M under the Securities and Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilization transactions, syndicate covering transactions and penalty bids may cause the price of the certificates to be higher than they would otherwise be in the absence of such transactions. Neither the bank nor the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

  The bank will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

  The closing of the sale of each class of certificates is conditional upon the closing of the sale of the other class.

                           Glossary of Defined Terms

  Many of the defined terms below contain terms that are defined elsewhere in this glossary and in the "Glossary of Defined Terms" in the accompanying prospectus.

  "accumulation period" means the period of time described under "Series Provisions--Principal Payments--Accumulation Period" in this prospectus supplement.

  "adjusted invested amount" for any date of determination means an amount equal to the sum of the Class A adjusted invested amount, the Class B adjusted invested amount and the collateral adjusted invested amount.

  "available investor principal collections" means, for any monthly period, an amount equal to the sum of:

    (i) (a) an amount equal to the product of the principal allocation percentage of all collections of principal receivables received during such monthly period, minus

        (b) the amount of reallocated principal collections for such monthly period used to fund the Class A required amount or the Class B required amount, plus

    (ii) the amount of miscellaneous payments, if any, for such monthly period allocated to Series 2000-2, plus

    (iii) any shared principal collections from other series that are allocated to Series 2000-2, plus

    (iv) the amount, if any, of Class A available funds to be distributed to cover the Class A investor default amount for the related distribution date, plus

    (v) any other amounts which pursuant to the Series 2000-2 supplement are to be treated as available investor principal collections for the related distribution date.

  "available reserve account amount" means, on each distribution date and the first special payment date, the amount available to be withdrawn from the reserve account equal to the lesser of the amount on deposit in the reserve account (before giving effect to any deposit to be made to the reserve account on such distribution date or such special payment date) and the required reserve account amount for such distribution date or such special payment date.

  "base rate" means, for any monthly period, the annualized percentage equivalent of a fraction:

  . the numerator of which is equal to the sum of Class A monthly interest, Class B monthly interest, collateral minimum monthly interest and the monthly servicing fee for Series 2000-2 for the related distribution date, and

  . the denominator of which is the invested amount as of the last day of the preceding monthly period;

provided, however, that if the seller receives written notice from each rating agency that the following will not have a ratings effect, for purposes of determining the base rate, the monthly servicing fee will be replaced with an amount equal to one-twelfth of the product of (a) the net servicing fee rate and (b) the servicing base amount.

  "business day" means, for purposes of this prospectus supplement and the accompanying prospectus (unless otherwise indicated), any day other than (a) a Saturday or Sunday, or (b) any other day on which national banking associations or state banking institutions in New York, New York or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

  "Class A account percentage" means, with respect to any date of determination, the percentage equivalent of a fraction:

  . the numerator of which is the aggregate amount on deposit in the principal funding account with respect to Class A monthly principal as of the record date preceding the related distribution date; and

  . the denominator of which is the aggregate amount on deposit in the principal funding account with respect to Series 2000-2 on such date (before giving effect to any deposits therein on such date).

  "Class A additional interest" means any additional interest on interest amounts that were due but not distributed to the Class A certificateholders on a prior distribution date, at a rate equal to the Class A certificate rate plus 2% per annum.

  "Class A adjusted invested amount" for any date of determination means an amount equal to the then current Class A invested amount, minus the amount on deposit in the principal funding account (in an amount not to exceed the Class A invested amount) on such date.

  "Class A available funds" means, for any monthly period, an amount equal to the sum of:

    (i) the Class A floating percentage of collections of finance charge receivables allocated to Series 2000-2 for such monthly period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement or the Series 2000-2 supplement, but excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to servicer interchange);

    (ii) if such monthly period relates to a distribution date for the accumulation period, an amount equal to the product of:

         (a) the Class A account percentage, and

         (b) the net investment earnings, if any, in the principal funding account for the related distribution date; and

    (iii) amounts, if any, to be withdrawn from the reserve account which are required to be included in Class A available funds pursuant to the Series 2000-2 supplement for such distribution date.

  "Class A floating percentage" means, for any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

  . the numerator of which is equal to the Class A adjusted invested amount as of the close of business on the last day of the preceding monthly period (or, for the first monthly period, as of the series issuance date), and

  . the denominator of which is equal to the adjusted invested amount as of the close of business on such day (or, for the first monthly period, the initial invested amount).

  "Class A initial invested amount" means $622,500,000.

  "Class A invested amount" for any date of determination means an amount equal to:

    (i) the Class A initial invested amount, minus

    (ii) the amount of principal payments made to the Class A certificateholders on or prior to such date, minus

    (iii) the excess, if any, of the aggregate amount of Class A investor charge-offs for all prior distribution dates over the aggregate amount of any reimbursements of Class A investor charge-offs for all distribution dates prior to such date;

provided, however, that the Class A invested amount may not be reduced below zero.

  "Class A investor charge-off" has the meaning described in "Series Provisions--Defaulted Receivables; Investor Charge-Offs--Class A Investor Charge-Offs" in this prospectus supplement.

  "Class A investor default amount" means, for any distribution date, the portion of the investor default amount allocated to the Class A certificates in an amount equal to the product of the Class A floating percentage applicable during the related monthly period and the investor default amount for such monthly period.

  "Class A monthly interest" means, for any distribution date, an amount equal to one-twelfth of the product of:

    (i) the Class A certificate rate, and

    (ii) the outstanding principal balance of the Class A certificates as of the preceding record date;

provided, however, for the first distribution date, Class A monthly interest shall be equal to $2,241,000.00.

  "Class A monthly principal" for any distribution date relating to the accumulation period or the early amortization period will equal the least of:

    (i) the available investor principal collections on deposit in the collection account for such distribution date,

    (ii) for each distribution date for the accumulation period, and on or prior to the expected final payment date, the controlled deposit amount for such distribution date, and

    (iii) the Class A adjusted invested amount on such distribution date.

  "Class A outstanding monthly interest" means, for any distribution date, the amount of Class A monthly interest previously due but not paid to the Class A certificateholders.

  "Class A principal percentage" means, for any monthly period:

    (i) during the revolving period, the percentage equivalent (which shall never exceed 100%) of a fraction:

    . the numerator of which is equal to the Class A invested amount as of the last day of the immediately preceding monthly period (or, in the case of the first monthly period, the Class A initial invested amount), and

    . the denominator of which is equal to the invested amount as of such day (or, in the case of the first monthly period, the initial invested amount), and

    (ii) during the accumulation period or the early amortization period, the percentage equivalent (which shall never exceed 100%) of a fraction:

    . the numerator of which is the Class A invested amount as of the last day of the revolving period, and

    . the denominator of which is the invested amount as of such last day.

  "Class A required amount" means, for any determination date, the amount equal to:

    (i) Class A monthly interest for the related distribution date, plus

    (ii) any Class A outstanding monthly interest, plus

    (iii) any Class A additional interest, plus

    (iv) the Class A servicing fee for such distribution date and any unpaid Class A servicing fee, plus

    (v) the Class A investor default amount, if any, for such distribution date, minus

    (vi) the Class A available funds for such distribution date.

  "Class A servicing fee" has the meaning described in "Series Provisions-- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

  "Class B account percentage" means, with respect to any date of determination, the percentage equivalent of a fraction:

  . the numerator of which is the aggregate amount on deposit in the principal funding account with respect to Class B monthly principal as of the record date preceding the related distribution date; and

  . the denominator of which is the aggregate amount on deposit in the principal funding account with respect to Series 2000-2 on such date (before giving effect to any deposits therein on such date).

  "Class B additional interest" means any additional interest on interest amounts that were due but not distributed to the Class B certificateholders on a prior distribution date, at a rate equal to the Class B certificate rate plus 2% per annum.

  "Class B adjusted invested amount" for any date of determination means an amount equal to the then current Class B invested amount, minus the amount on deposit in the principal funding account in excess of the Class A invested amount (in an amount not to exceed the Class B invested amount) on such date.

  "Class B available funds" means, for any monthly period, an amount equal to the sum of:

    (i) the Class B floating percentage of collections of finance charge receivables allocated to Series 2000-2 for such monthly period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement or the Series 2000-2 supplement, but excluding the portion of collections of finance charge receivables attributable to interchange that is allocable to servicer interchange);

    (ii) if such monthly period relates to a distribution date for the accumulation period, an amount equal to the product of:

         (a) the Class B account percentage; and

         (b) the net investment earnings, if any, in the principal funding account for the related distribution date; and

    (iii) amounts, if any, to be withdrawn from the reserve account which are required to be included in the Class B available funds pursuant to the Series 2000-2 supplement for such distribution date.

  "Class B floating percentage" means, for any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

  . the numerator of which is equal to the Class B adjusted invested amount as of the close of business on the last day of the preceding monthly period (or for the first monthly period, as of the series issuance date), and

  . the denominator of which is equal to the adjusted invested amount as of the close of business on such day (or for the first monthly period, the initial invested amount).

  "Class B initial invested amount" means $63,750,000.

  "Class B invested amount" for any date of determination means an amount equal to:

    (i) the Class B initial invested amount, minus

    (ii) the amount of principal payments made to Class B certificateholders on or prior to such date, minus

    (iii) the excess, if any, of the aggregate amount of Class B investor charge-offs for all prior distribution dates over the aggregate amount of any reimbursement of Class B investor charge-offs for all distribution dates preceding such date, minus

    (iv) the aggregate amount of reallocated principal collections for all prior distribution dates which have been used to fund the Class A required amount for such distribution dates (excluding any reallocated principal collections that have resulted in a reduction of the collateral invested amount), minus

    (v) an amount equal to the amount by which the Class B invested amount has been reduced to fund the Class A investor default amount on all prior distribution dates as described under "Series Provisions--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement, plus

    (vi) the aggregate amount of excess spread and excess finance charges allocated and available to Series 2000-2 and applied on all prior distribution dates for the purpose of reimbursing amounts deducted as described in clauses (iii), (iv) and (v) above;

provided, however, that the Class B invested amount may not be reduced below zero.

  "Class B investor charge-off" has the meaning described in "Series Provisions--Defaulted Receivables; Investor Charge-Offs--Class B Investor Charge-Offs" in this prospectus supplement.

  "Class B investor default amount" means, for any distribution date, the portion of the investor default amount allocated to the Class B certificates in an amount equal to the product of the Class B floating percentage applicable during the related monthly period and the investor default amount for such monthly period.

  "Class B monthly interest" means, for any distribution date, an amount equal to one-twelfth of the product of:

    (i) the Class B certificate rate, and

    (ii) the outstanding principal balance of the Class B certificates as of the preceding record date;

provided, however, for the first distribution date, Class B monthly interest shall be equal to $234,281.25.

  "Class B monthly principal" for any distribution date relating to (a) the accumulation period, beginning with the first distribution date on which the aggregate amount on deposit in the principal funding account is equal to the Class A invested amount, or (b) the early amortization period, beginning with the first special payment date on which the Class A invested amount is paid in full, will equal the least of:

    (i) the available investor principal collections not applied to Class A monthly principal on such distribution date,

    (ii) for each distribution date for the accumulation period, the controlled deposit amount for such distribution date (minus the Class A monthly principal for such distribution date), and

    (iii) the Class B adjusted invested amount on such distribution date.

  "Class B outstanding monthly interest" means, for any distribution date, the amount of Class B monthly interest previously due but not paid to the Class B certificateholders.

  "Class B principal percentage" means, for any monthly period:

    (i) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

    . the numerator of which is the Class B invested amount as of the last day of the immediately preceding monthly period (or, in the case of the first monthly period, the Class B initial invested amount), and

    . the denominator of which is the invested amount as of such day (or, in the case of the first monthly period, the initial invested amount), and

    (ii) during the accumulation period or the early amortization period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

    . the numerator of which is the Class B invested amount as of the last day of the revolving period, and

    . the denominator of which is the invested amount as of such last day.

  "Class B required amount" means, for any determination date, the sum of:

    (i) the amount, if any, equal to:

        (a) Class B monthly interest for the related distribution date, plus

        (b) any Class B outstanding monthly interest, plus

        (c) any Class B additional interest, plus

        (d) the Class B servicing fee for such distribution date and any unpaid Class B servicing fee, minus

        (e) the Class B available funds for such distribution date, plus

    (ii) the Class B investor default amount for the related monthly period.

  "Class B servicing fee" has the meaning described in "Series Provisions-- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

  "collateral account percentage" means, with respect to any date of determination, the percentage equivalent of a fraction:

  . the numerator of which is the amount on deposit in the principal funding account with respect to collateral monthly principal as of the record date preceding the related distribution date, and

  . the denominator of which is the aggregate amount on deposit in the principal funding account on such date (before giving effect to any deposits therein on such date).

  "collateral additional interest," for any distribution date, means additional interest on collateral minimum monthly interest due but not paid to the collateral interest holder on a prior distribution date at a rate equal to the collateral interest minimum rate.

  "collateral available funds" means, for any monthly period, an amount equal to the sum of:

    (i) the collateral floating percentage of the collections of finance charge receivables allocated to Series 2000-2 for such monthly period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement or the Series 2000-2 supplement, but excluding finance charge receivables allocated to servicer interchange with respect to such monthly period), and

    (ii) if such monthly period relates to a distribution date for the accumulation period, an amount equal to the product of:

         (a) the collateral account percentage, and

         (b) the net investment earnings, if any, in the principal funding account for the related distribution date.

  "collateral adjusted invested amount" for any date of determination means an amount equal to the collateral invested amount, minus the amount on deposit in the principal funding account in excess of the sum of the Class A invested amount and the Class B invested amount (in an amount not to exceed the collateral invested amount) on such date.

  "collateral floating percentage" means, for any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

    . the numerator of which is the collateral adjusted invested amount as of the close of business on the last day of the preceding monthly period (or for the first monthly period, as of the series issuance date), and

    . the denominator of which is equal to the adjusted invested amount as of the close of business on such day (or for the first monthly period, the initial invested amount).

  "collateral initial invested amount" means $63,750,000.

  "collateral invested amount" for any date of determination means an amount equal to:

    (i) the collateral initial invested amount, minus

    (ii) the aggregate amount of principal payments made to the collateral interest holder prior to such date, minus

    (iii) the aggregate amount of reallocated principal collections allocable to the collateral invested amount for all prior distribution dates which have been used to fund the Class A required amount or the Class B required amount, minus

    (iv) an amount equal to the aggregate amount by which the collateral invested amount has been reduced to fund the Class A investor default amount and the Class B investor default amount on all prior distribution dates as described below under "Series Provisions--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement, minus

    (v) an amount equal to the collateral investor default amount for any distribution date that is not funded out of excess spread and excess finance charges allocated to Series 2000-2 and available for such purpose on such distribution date, plus

    (vi) the aggregate amount of excess spread and excess finance charges allocated and available on all prior distribution dates to reimburse amounts deducted as described in clauses (iii), (iv) and (v) above;

provided, however, that the collateral invested amount may not be reduced below zero.

  "collateral investor default amount" means for any distribution date the product of (i) the collateral floating percentage for the related monthly period and (ii) the investor default amount for such monthly period.

  "collateral minimum monthly interest" means, for any distribution date, an amount equal to one-twelfth of the product of:

    (i) a rate not to exceed 7.80% per annum, and

    (ii) the outstanding principal balance of the collateral interest as of the preceding record date;

provided, however, that, for the first distribution date, collateral minimum monthly interest shall be an amount not to exceed $248,625.00.

  "collateral monthly principal" for any distribution date relating to the accumulation period, beginning with the first distribution date on which the aggregate amount on deposit in the principal funding account is equal to the sum of the Class A invested amount and the Class B invested amount, or the early amortization period, beginning with the first special payment date on which the Class B invested amount is paid in full, will equal the least of:

    (i) the available investor principal collections not applied to Class A monthly principal or Class B monthly principal on such distribution date,

    (ii) for each distribution date for the accumulation period, the controlled deposit amount for such distribution date (minus the Class A monthly principal and Class B monthly principal for such distribution date), and

    (iii) the collateral adjusted invested amount on such distribution date.

  "collateral outstanding monthly interest" means, for any distribution date, the amount of collateral minimum monthly interest previously due but not paid to the collateral interest holder.

  "collateral principal percentage" means, for any monthly peiod:

   (i) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

   . the numerator of which is the collateral invested amount as of the last day of the immediately preceeding monthly period (or in the case of the first monthly period, the collateral initial invested amount), and

   . the denominator of which is the invested amount as of such day (or, in the case of the first monthly period, the initial invested amount), and

   (ii) during the accumulation period or the early amortization period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

   . the numerator of which is the collateral invested amount as of the last day of the revolving period, and

   . the denominator of which is the invested amount as of such last day.

  "collateral servicing fee" has the meaning described in "Series Provisions-- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

  "controlled accumulation amount" means $37,500,000; provided, however, that if the start of the accumulation period is delayed as described under "Series Provisions--Postponement of the Accumulation Period" in this prospectus supplement, the controlled accumulation amount may be different for each distribution date for the accumulation period and will be determined by the servicer in accordance with the Series 2000-2 supplement based on the principal payment rates for the accounts and on the invested amounts of other series (other than certain excluded series) that are scheduled to be in their revolving periods and able to create shared principal collections during the accumulation period.

  "controlled deposit amount" means, for any distribution date relating to the accumulation period, an amount equal to the sum of the controlled accumulation amount for such distribution date and any deficit controlled accumulation amount for the immediately preceding distribution date.

  "covered amount" means an amount equal to the sum of:

    (i) the product of:

        (a) one-twelfth of the Class A certificate rate, and

        (b) the aggregate amount on deposit in the principal funding account for the Class A monthly principal, if any, as of the preceding distribution date, plus

    (ii) the product of:

        (a) one twelfth of the Class B certificate rate, and

        (b) the aggregate amount on deposit in the principal funding account for the Class B monthly principal, if any, as of the preceding distribution date, plus

    (iii) one-twelfth of the product of:

        (a) the collateral interest minimum rate, and

        (b) the aggregate amount on deposit in the principal funding account for the collateral monthly principal, if any, as of the preceding distribution date.

  "deficit controlled accumulation amount" means (a) on the first distribution date for the accumulation period, the excess, if any, of the controlled accumulation amount for such distribution date over the amount distributed from the collection account as Class A monthly principal, Class B monthly principal and collateral monthly principal for such distribution date, and (b) on each subsequent distribution date for the accumulation period, the excess, if any, of the controlled deposit amount for such subsequent distribution date plus any deficit controlled accumulation amount for the prior distribution date over the amount distributed from the collection account as Class A monthly principal, Class B monthly principal and collateral monthly principal for such subsequent distribution date.

  "distribution date" means August 15, 2000 and the 15th day of each month thereafter (or, if any such day is not a business day, the next succeeding business day).

  "early amortization period" means the period of time described under "Series Provisions--Principal Payments--Early Amortization Period" in this prospectus supplement.

  "excess spread" means, for any distribution date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iii) and clause (c)(ii) in "Series Provisions--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

  "excluded series" means each series which is designated in the relevant prospectus supplement as then being an excluded series.

  "expected final payment date" means the June 2005 distribution date.

  "floating allocation percentage" means, for any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

  . the numerator of which is the adjusted invested amount as of the last day of the preceding monthly period (or for the first monthly period, the initial invested amount), and

  . the denominator of which is the sum of:

      (i) the total amount of the principal receivables in the trust as of such day (or for the first monthly period, the total amount of principal receivables in the trust on the Series 2000-2 cut-off date), plus

      (ii) the principal amount on deposit in the excess funding account as of such day.

However, if the seller so designates, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in additional accounts added to the trust during such monthly period as though such receivables had been added to the trust as of the first day of such monthly period.

  "group one" means the group of series issued by the trust designated as group one and which includes Series 2000-2 and the series listed in Annex I.

  "initial invested amount" means $750,000,000.

  "interest period" means, for any distribution date, a period from and including the preceding distribution date to but excluding such distribution date; provided, however, that the initial interest period will be the period from and including the series issuance date to but excluding the August 2000 distribution date.

  "invested amount" for any date of determination means an amount equal to the sum of the Class A invested amount, the Class B invested amount and the collateral invested amount.

  "investor default amount" means, for any monthly period, the product of (i) the floating allocation percentage for such monthly period and (ii) the defaulted amount for such monthly period.

  "monthly servicing fee" has the meaning described in "Series Provisions-- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

  "net servicing fee rate" means:

    (i) so long as the bank is the servicer, 1.25% per annum,

    (ii) if The Bank of New York is the servicer, 1.25% per annum, and

    (iii) if the bank or The Bank of New York is not the servicer, 2.00% per annum.

  "pay out events" with respect to Series 2000-2 are the events described in "Series Provisions--Pay Out Events" in this prospectus supplement and "Description of the Certificates--Pay Out Events" in the accompanying prospectus.

  "portfolio yield" means, for any monthly period, the annualized percentage equivalent of a fraction:

  . the numerator of which is equal to:

      (i) the floating allocation percentage times the amount of collections of finance charge receivables (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the pooling agreement) for such monthly period calculated on a billed basis or, in the case of any such collections consisting of annual membership fees, on an amortized rather than billed basis, plus

      (ii) the amount of net investment earnings, if any, in the principal funding account for the related distribution date, plus

      (iii) any excess finance charges that are allocated to Series 2000-2, plus

      (iv) the amount of funds withdrawn from the reserve account and which are required to be included as Class A available funds or Class B available funds or paid to the collateral interest holder for the distribution date for such monthly period, minus

      (v) the investor default amount for the distribution date for such monthly period, and

  . the denominator of which is the invested amount as of the last day of the preceding monthly period.

  "principal allocation percentage" means, for any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction:

  . the numerator of which is:

      (i) during the revolving period, the invested amount as of the last day of the immediately preceding monthly period (or, in the case of the first monthly period, the series issuance date), and

      (ii) during the accumulation period or the early amortization period, the invested amount as of the last day of the revolving period, and

  . the denominator of which is the greater of:

      (i) the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding monthly period and the principal amount on deposit in the excess funding account as of such last day (or, in the case of the first monthly period, the Series 2000-2 cut-off date), and

      (ii) the sum of the numerators used to calculate the principal allocation percentages for all series outstanding as of the date as to which such determination is being made;

However, if the seller so designates, the amount calculated above pursuant to clause (i) of the denominator shall be increased by the aggregate amount of principal receivables in additional accounts added to the trust during such monthly period as though such receivables had been added to the trust as of the first day of such monthly period.

  Because the investor certificates are subject to being paired with a future series, if a pay out event occurs with respect to such a paired series during the accumulation period or the early amortization period for Series 2000-2, the bank may, by written notice delivered to the trustee and the servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the adjusted invested amount as of the last day of the revolving period for such paired series and the bank shall have received written notice from each rating agency that such designation will not have a ratings effect and shall have delivered copies of each such written notice to the servicer and the trustee, and the bank shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the bank, such designation will not cause a pay out event or an event that, after the giving of notice or the lapse of time, would constitute a pay out event, to occur with respect to Series 2000-2.

  "principal funding account" means the account established as described under "Series Provisions--Principal Funding Account" in this prospectus supplement.

  "principal shortfall" for Series 2000-2 means:

    (i) for any distribution date for the revolving period, zero,

    (ii) for any distribution date for the accumulation period, the excess, if any, of the controlled deposit amount for such distribution date over the amount of available investor principal collections for such distribution date (excluding any portion of available investor principal collections attributable to shared principal collections), and

    (iii) for any distribution date for the early amortization period, the excess, if any, of the invested amount over the available investor principal collections for such distribution date (excluding any portion of the available investor principal collections attributable to shared principal collections).

  "reallocated principal collections" means, for any distribution date, the collections of principal receivables allocable first to the collateral interest and then, in the case of the Class A required amount, to the Class B certificates that are used to fund the excess, if any, of the Class A required amount and the Class B required amount remaining after excess spread and excess finance charges allocated to Series 2000-2 and available for such purpose have been used to fund the Class A required amount and the Class B required amount.

  "required principal balance" means, as of any date of determination, the sum of:

    (i) the "initial invested amount" (as defined in the relevant supplement) of each series outstanding on such date plus the aggregate amounts of any increases in the invested amounts of each prefunded series outstanding (in each case, other than any excluded series or portion thereof), minus

    (ii) the principal amount on deposit in the excess funding account on such date;

provided, however, that if at any time the only series outstanding are excluded series and a pay out event has occurred with respect to one or more such series, the required principal balance shall mean the sum of the "invested amount" (as defined in the relevant supplement) of each such excluded series as of the earliest date on which any such pay out event is deemed to have occurred minus the principal amount on deposit in the excess funding account.

  "required reserve account amount" for any distribution date on or after the reserve account must be funded will be equal to:

    (i) the product of:

        (a) 0.50% of the invested amount as of the preceding distribution date (after giving effect to all changes therein on such date), and

        (b) the reserve account factor as of such distribution date, or

    (ii) such other amount designated by the seller, provided that if such designation is of a lesser amount, such reduction will not result in a ratings effect.

  "reserve account" means the account established as described under "Series Provisions--Reserve Account" in this prospectus supplement.

  "reserve account factor" for any distribution date will be equal to the percentage (not to exceed 100%) equivalent of a fraction, the numerator of which is the number of monthly periods scheduled to be included in the accumulation period (as it may have been postponed at the option of the servicer) as of such distribution date and the denominator of which is twenty.

  "revolving period" means the period of time described under "Series Provisions--Principal Payments--Revolving Period" in this prospectus supplement.

  "Series 2000-2 cut-off date" means July 1, 2000.

  "Series 2000-2 termination date" means August 15, 2008.

  "servicer interchange" has the meaning described in "Series Provisions-- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

  "servicing base amount" means, for any distribution date, the adjusted invested amount as of the last day of the monthly period preceding such distribution date.

  "servicing fee rate" means 2.0%.

  "special payment date" means each distribution date following the monthly period in which a pay out event occurs.

  "trust portfolio" means certain accounts selected from the bank portfolio and included in the trust as of the trust cut-off date and subsequent additional cut-off dates, based on the eligibility criteria specified in the pooling agreement.

                                                                         ANNEX I

                       Previous Issuances of Certificates

  The table below sets forth the principal characteristics of the Class A and Class B asset backed certificates of the outstanding series that have been issued by the trust prior to the date hereof. For more specific information with respect to any series, prospective investors should contact the servicer (in care of Capital One Bank, attention: Treasury Department) at (703) 875-1000. The servicer will provide, without charge, to any prospective purchaser of the Class A certificates or Class B certificates, a copy of the prospectus supplement for any previous publicly-issued series.

 1. Series 1994-A Certificates

   Initial Series 1994-A Invested Amount........................$550,000,000
   Maximum Invested Amount......................................$257,000,000
   Certificate Rate............................................Floating Rate
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date.....................................December 2003

 2. Series 1995-1 Certificates

   Initial Series 1995-1 Invested Amount........................$900,000,000
   Initial Class A Invested Amount..............................$720,000,000
   Initial Class B Invested Amount...............................$81,000,000
   Class A Certificate Rate................One-month LIBOR + 0.19% per annum
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date.............................June 2000
   Class B Expected Final Payment Date...........................August 2000
   Class A Controlled Accumulation Amount.....................$36,000,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date......................................October 2003

  The Series 1995-1 certificates are supported by a collateral indebtedness interest in the receivables which on the respective series issuance date had an invested amount of $99,000,000.

 3. Series 1995-3 Certificates

   Initial Series 1995-3 Invested Amount......................$1,050,000,000
   Initial Class A Invested Amount..............................$840,000,000
   Initial Class B Invested Amount..............................$136,500,000
   Class A Certificate Rate................One-month LIBOR + 0.15% per annum
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date...........................August 2000
   Class B Expected Final Payment Date..........................October 2000
   Class A Controlled Accumulation Amount.....................$42,000,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date.....................................December 2003

  The Series 1995-3 certificates are supported by a collateral indebtedness interest in the receivables which on the respective series issuance date had an initial invested amount of $73,500,000.

--------
/1/ Subject to change if the commencement of the accumulation period is delayed.

 4. Series 1996-1 Certificates

   Initial Series 1996-1 Invested Amount...........................$845,000,000
   Initial Class A Invested Amount.................................$676,000,000
   Initial Class B Invested Amount.................................$109,850,000
   Class A Certificate Rate.................Three-month LIBOR + 0.12% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date..............................August 2001
   Class B Expected Final Payment Date.............................October 2001
   Class A Controlled Accumulation Amount........................$33,800,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.........................................October 2004

  The Series 1996-1 certificates are supported by a collateral indebtedness interest in the receivables which on the respective series issuance date had an initial invested amount of $59,150,000.

 5. Series 1996-2 Certificates

   Initial Series 1996-2 Invested Amount...........................$750,000,000
   Initial Class A Invested Amount.................................$600,000,000
   Initial Class B Invested Amount..................................$82,500,000
   Class A Certificate Rate...................One-month LIBOR + 0.10% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date............................December 2001
   Class B Expected Final Payment Date............................February 2002
   Class A Controlled Accumulation Amount........................$30,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date........................................February 2005

  The Series 1996-2 certificates are supported by a collateral indebtedness interest in the receivables which on the respective series issuance date had an initial invested amount of $67,500,000.

 6. Series 1996-3 Certificates

   Initial Series 1996-3 Invested Amount...........................$500,000,000
   Initial Class A Invested Amount.................................$400,000,000
   Initial Class B Invested I Amount................................$55,000,000
   Class A Certificate Rate...................One-month LIBOR + 0.12% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date.............................January 2004
   Class B Expected Final Payment Date...............................March 2004
   Class A Controlled Accumulation Amount........................$20,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date...........................................March 2007

  The Series 1996-3 certificates are supported by a collateral indebtedness interest in the receivables which on the respective series issuance date had an initial invested amount of $45,000,000.

--------
/1/ Subject to change if the commencement of the accumulation period is delayed.

 7. Series 1997-1 Certificates

   Initial Series 1997-1 Invested Amount...........................$608,275,000
   Initial Class A Invested Amount.................................$486,620,000
   Initial Class B Invested Amount..................................$66,910,250
   Class A Certificate Rate.................Three-month LIBOR - 0.03% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date................................June 2002
   Class B Expected Final Payment Date..............................August 2002
   Class A Controlled Accumulation Amount........................$24,331,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date............................................June 2005

  The Series 1997-1 certificates are supported by a collateral indebtedness interest in the receivables which on the respective series issuance date had an initial invested amount of $54,744,750.

 8. Series 1997-2 Certificates

   Initial Series 1997-2 Invested Amount...........................$502,212,500
   Initial Class A Invested Amount.................................$401,770,000
   Initial Class B Invested Amount..................................$55,243,375
   Initial Class C Invested Amount..................................$45,199,125
   Class A Certificate Rate................Three-month LIBOR + 0.049% per annum
   Class B Certificate Rate.......................................Floating Rate
   Class A Expected Final Payment Date..............................August 2002
   Class B Expected Final Payment Date.............................October 2002
   Class A Controlled Accumulation Amount........................$20,088,500/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.........................................October 2005

 9. Series 1998-1 Certificates

   Initial Series 1998-1 Invested Amount...........................$591,016,549
   Initial Class A Invested Amount.................................$500,000,000
   Initial Class B Invested Amount..................................$50,236,407
   Initial Class C Invested Amount..................................$40,780,142
   Class A Certificate Rate..............................................6.310%
   Class B Certificate Rate..............................................6.356%
   Class A Expected Final Payment Date...............................April 2008
   Class B Expected Final Payment Date................................June 2008
   Class A Controlled Accumulation Amount........................$25,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date............................................June 2011

--------
/1/ Subject to change if the commencement of the accumulation period is delayed.

10. Series 1998-3 Certificates

   Initial Series 1998-3 Invested Amount........................$486,472,629
   Initial Class A Invested Amount..............................$410,000,000
   Initial Class B Invested Amount...............................$38,771,000
   Initial Class C Invested Amount...............................$37,701,629
   Class A Certificate Rate............................................7.25%
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date...........................August 2001
   Class B Expected Final Payment Date..........................October 2001
   Class A Controlled Accumulation Amount.....................$20,500,000/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date......................................October 2004

11. Series 1998-4 Certificates

   Initial Series 1998-4 Invested Amount........................$750,000,000
   Initial Class A Invested Amount...............................631,875,000
   Initial Class B Invested Amount................................60,000,000
   Initial Class C Invested Amount................................58,125,000
   Class A Certificate Rate............................................5.43%
   Class B Certificate Rate....................................Floating Rate
   Class A Expected Final Payment Date.........................November 2003
   Class B Expected Final Payment Date..........................January 2004
   Class A Controlled Accumulation Amount.....................$31,593,750/1/
   Group.................................................................One
   Servicing Fee Rate..................................................2.00%
   Series Termination Date......................................January 2007

12. Series 1998-5 Certificates

   Initial Series 1998-5 Invested Amount..................................$0
   Maximum Invested Amount......................................$531,000,000
   Certificate Rate............................................Floating Rate
   Group.................................................................One
   Series Termination Date.....................................February 2005

13. Series 1998-6 Certificates

   Initial Series 1998-6 Invested Amount..................................$0
   Maximum Invested Amount......................................$500,000,000
   Certificate Rate............................................Floating Rate
   Group.................................................................One
   Series Termination Date........................................March 2007

--------
/1/ Subject to change if the commencement of the accumulation period is delayed.

14. Series 1999-1 Certificates

   Initial Series 1999-1 Invested Amount...........................$625,000,000
   Initial Class A Invested Amount..................................500,000,000
   Initial Class B Invested Amount...................................62,500,000
   Initial Collateral Invested Amount................................62,500,000
   Class A Certificate Rate...................One-month LIBOR + 0.14% per annum
   Class B Certificate Rate...................One-month LIBOR + 0.34% per annum
   Expected Final Payment Date.........................................May 2004
   Controlled Accumulation Amount................................$31,250,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date............................................July 2007

15. Series 1999-2 Certificates

   Initial Series 1999-2 Invested Amount...........................$625,000,000
   Initial Class A Invested Amount..................................500,000,000
   Initial Class B Invested Amount...................................62,500,000
   Initial Collateral Invested Amount................................62,500,000
   Class A Certificate Rate..................One-month LIBOR + 0.125% per annum
   Class B Certificate Rate..................One-month LIBOR + 0.305% per annum
   Expected Final Payment Date.........................................May 2002
   Controlled Accumulation Amount................................$31,250,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date............................................July 2005

16. Series 1999-3 Certificates

   Initial Series 1999-3 Invested Amount...........................$500,000,000
   Initial Class A Invested Amount..................................400,000,000
   Initial Class B Invested Amount...................................50,000,000
   Initial Collateral Invested Amount................................50,000,000
   Class A Certificate Rate...................One-month LIBOR + 0.25% per annum
   Class B Certificate Rate...................One-month LIBOR + 0.48% per annum
   Expected Final Payment Date........................................July 2006
   Controlled Accumulation Amount................................$25,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.......................................September 2009

17. Series 1999-A Certificates

   Initial Series 1999-A Invested Amount.....................................$0
   Maximum Invested Amount.........................................$450,000,000
   Certificate Rate...............................................Floating Rate
   Group....................................................................One
   Series Termination Date.........................................January 2008

--------
/1/ Subject to change if the commencement of the accumulation period is delayed.

18. Series 1999-4 Certificates

   Initial Series 1999-4 Invested Amount...........................$600,000,000
   Initial Class A Invested Amount..................................480,000,000
   Initial Class B Invested Amount...................................60,000,000
   Initial Collateral Invested Amount................................60,000,000
   Class A Certificate Rate.......................................Floating Rate
   Class B Certificate Rate.......................................Floating Rate
   Expected Final Payment Date......................................August 2004
   Controlled Accumulation Amount................................$30,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date.........................................October 2007

19. Series 2000-1 Certificates

   Initial Series 2000-1 Invested Amount...........................$600,000,000
   Initial Class A Invested Amount..................................498,000,000
   Initial Class B Invested Amount...................................51,000,000
   Initial Collateral Invested Amount................................51,000,000
   Class A Certificate Rate...............................................7.10%
   Class B Certificate Rate...............................................7.30%
   Expected Final Payment Date....................................February 2003
   Controlled Accumulation Amount................................$30,000,000/1/
   Group....................................................................One
   Servicing Fee Rate.....................................................2.00%
   Series Termination Date...........................................April 2006

--------
/1/ Subject to change if the commencement of the accumulation period is delayed.

                                                                        Annex II

                     The Bank Portfolio and the Receivables

General

  The accounts included in the trust as of the trust cut-off date and subsequent additional cut-off dates were selected from the bank portfolio based on the eligibility criteria specified in the pooling agreement. The trust portfolio is comprised of the majority of eligible receivables in the bank portfolio as of the Series 2000-2 cut-off date. See "The Accounts," "The Pooling Agreement Generally--Conveyance of Receivables" and "--Representations and Warranties" in the accompanying prospectus.

  The bank portfolio is primarily comprised of accounts originated by the bank since 1992, regardless of whether such accounts meet the eligibility requirements specified in the pooling agreement. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having the following pricing characteristics:

  Fixed Rate or Variable Rate

  An annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Some accounts have a low fixed rate.

  Introductory Period or Non-introductory Period

  An account may have an introductory period during which a relatively low annual percentage rate is charged. The annual percentage rate is converted to a higher rate at the end of the introductory period. Non-introductory rate products (excluding certain low fixed rate products) are more customized products and generally include secured cards, affinity and joint account cards, college student cards and other cards targeted to certain other market segments. Historically, these non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher margins (including fees) and, in some cases, higher delinquencies and credit losses than the bank's traditional low introductory rate products.

  The number of low fixed-rate products and non-introductory rate products in the bank portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described in the preceding sentence will have a more significant effect on the bank portfolio. Receivables added to the trust have and will include such low fixed-rate and non-introductory rate credit card receivables, which at the date of the series issuance date constitute, and at any given time thereafter may constitute, a material portion of the trust portfolio. See "Risk Factors,""The Bank's Credit Card and Consumer Lending Business--Underwriting Procedures" and "Certain Legal Aspects of the Receivables--Transfer of Receivables" in the accompanying prospectus.

  In the fourth quarter of 1997, the bank adopted a more conservative accounting methodology for charge-offs and made an adjustment to its recognition of finance charges and fee income. The bank modified its methodology for charging off credit card loans (net of any collateral) to 180 days past-due, from the prior practice of charging off loans during the billing cycle after 180 days past-due. This resulted in adjustments to delinquencies and losses, as well as a reduction in revenue as a result of a reversal of previously accrued finance charges and fee income. In addition, the bank also began recognizing the estimated uncollectible portion of finance charges and fee income receivables, which resulted in a decrease in loans and a corresponding decrease in revenue.

Delinquency and Loss Experience

  Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the bank portfolio from approximately $13.155 billion at year end 1997, to approximately $18.130 billion as of the end of June 2000 has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, the bank expects that the charge-off rates and delinquencies will increase over time. The bank's delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the bank's accounts, the success of the bank's collection efforts, the product mix of the portfolio and general economic conditions.

  The following tables set forth the delinquency and loss experience for the bank portfolio for each of the periods shown. The bank portfolio includes groups of accounts each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall bank portfolio. As of July 7, 2000, the trust portfolio represented approximately 41% and 70% of the bank portfolio by accounts and receivables outstanding, respectively. Because the trust portfolio is only a portion of the bank portfolio, actual delinquency and loss experience for the receivables is different from that set forth below for the bank portfolio. There can be no assurance that the delinquency and loss experience for the receivables will be similar to the historical experience set forth below for the bank portfolio.

           Delinquencies as a Percentage of the Bank Portfolio(1)(2)
                            (Dollars in Thousands)

                                                      At Year End           At Year End           At Year End
                                                 --------------------- --------------------- ---------------------
                             At June 30, 2000            1999                  1998                  1997
                           --------------------- --------------------- --------------------- ---------------------
                           Delinquent            Delinquent            Delinquent            Delinquent
Number of Days Delinquent    Amount   Percentage   Amount   Percentage   Amount   Percentage   Amount   Percentage
-------------------------  ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
30 - 59 days.............   $371,977     2.05%    $328,161     1.96%    $276,021     1.83%    $309,440     2.35%
60 - 89 days.............    224,927     1.24      211,372     1.26      164,696     1.09      202,735     1.54
90 + days................    396,472     2.19      373,072     2.23      286,135     1.89      323,803     2.46
                            --------     ----     --------     ----     --------     ----     --------     ----
  TOTAL..................   $993,376     5.48%    $912,605     5.45%    $726,852     4.81%    $835,978     6.35%
                            ========     ====     ========     ====     ========     ====     ========     ====

--------
(1) The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 1999, 1998 and 1997 were $16,759,833, $15,108,050 and $13,155,103, respectively. The end of period receivables outstanding at June 30, 2000 were $18,129,525.
(2) Figures and percentages in this table are reported on a processing month basis.
(3) The total delinquencies greater than or equal to 30 days as a percentage of the bank portfolio would have been 7.13% without the adjustments discussed above under "--General."

                     Loss Experience for the Bank Portfolio
                             (Dollars in Thousands)

                            Six Months
                               Ended                 Year Ended
                            -----------  -------------------------------------
                             June 30,
                               2000         1999         1998        1997(1)
                            -----------  -----------  -----------  -----------
Average Receivables
 Outstanding..............  $17,011,666  $15,150,906  $13,618,769  $12,103,362
Gross Losses..............  $   487,155  $   820,310  $   930,334  $   895,434
Gross Losses as a
 Percentage of Average
 Receivables
 Outstanding(2)...........         5.73%        5.41%        6.83%        7.40%
Recoveries................  $   172,868  $   253,933  $   174,713  $    74,902
Net Losses................  $   314,287  $   566,377  $   755,621  $   820,532
Net Losses as a Percentage
 of Average Receivables
 Outstanding(2)...........         3.69%        3.74%        5.55%        6.78%

--------
(1) Net Losses as a percentage of Average Receivables Outstanding would have been 6.40% without the change in charge-off methodology discussed above under "--General."
(2) The percentages reflected for the six months ended June 30, 2000 are annualized figures. Annualized figures are not necessarily indicative of results for the entire year.

Revenue Experience

  The following table sets forth the revenues from finance charges and fees billed and interchange received with respect to the bank portfolio for the periods shown.

                   Revenue Experience for the Bank Portfolio
                             (Dollars in Thousands)

                            Six Months
                               Ended                 Year Ended
                            -----------  -------------------------------------
                             June 30,
                               2000         1999         1998        1997(2)
                            -----------  -----------  -----------  -----------
Average Receivables
 Outstanding..............  $17,011,666  $15,150,906  $13,618,769  $12,103,362
Finance Charges and
 Fees(1)..................  $ 2,315,905  $ 3,908,913  $ 3,165,960  $ 2,434,650
Yield from Finance Charges
 and Fees(3)..............        27.23%       25.80%       23.25%       20.12%
Interchange...............  $   203,335  $   293,378  $   165,115  $   109,394
Yield from
 Interchange(3)...........         2.39%        1.94%        1.21%        0.90%

--------
(1) Finance Charges and Fees does not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees includes monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit charges and other miscellaneous fees.
(2) Yield from Finance Charges and Fees would have been 20.66% without the adjustments discussed above under "--General."
(3) The percentages reflected for the six months ended June 30, 2000 are annualized figures. Annualized figures are not necessarily indicative of results for the entire year.

  Because the trust portfolio is only a portion of the bank portfolio, actual revenue experience for the receivables is different from that set forth above for the bank portfolio. There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the bank portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or the servicer in such fees and charges or by other factors. See "Risk Factors" in the accompanying prospectus.

  The revenue from finance charges and fees for the accounts in the bank portfolio shown in the above table is comprised of three primary components: monthly periodic rate finance charges, the amortized portion of annual membership fees and other service charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases.

  Furthermore, as the bank portfolio experiences growth in receivables through account origination and account management balance transfer programs which are assessed low introductory periodic rate finance charges and to the extent the bank chooses to waive all or part of the rate increase for selected accounts in an effort to profitably retain balances, the yield related to monthly periodic rate finance charges would be adversely affected. The yield related to service charges varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

Payment Rates

  The following table sets forth the highest and lowest accountholder monthly payment rates for the bank portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables and finance charge receivables on the accounts.

                      Accountholder Monthly Payment Rates
                           for the Bank Portfolio(1)

                                              Six Months
                                                 Ended          Year Ended
                                             ------------- --------------------
                                             June 30, 2000  1999   1998   1997
                                             ------------- ------ ------ ------
Lowest Month(2).............................    15.84%     12.09% 10.86%  9.66%
Highest Month(2)............................    17.36%     14.97% 12.64% 10.74%
Average Payment Rate for the Period.........    16.62%     14.23% 11.71% 10.20%

--------
(1) The monthly payment rates include amounts which are payments of principal receivables and finance charge receivables with respect to the accounts.
(2) The monthly payment rates are calculated as the total amount of payments received during the month divided by the average monthly receivables outstanding for each month.

The Receivables

  As of July 7, 2000 (not including $280,971,059 of receivables in additional accounts added to the trust on July 11, 2000):

  . the trust portfolio included $12,784,237,121 of principal receivables and $391,260,892 of finance charge receivables;

  . the accounts had an average principal receivable balance of $1,164 and an average credit limit of $3,895;

  . the percentage of the aggregate total receivable balance to the aggregate total credit limit was 29.88%;

  .  the average age of the accounts was approximately 37 months;

  . all of the accounts in the trust portfolio were VISA or MasterCard credit card accounts, of which 63% were standard accounts and 37% were premium accounts; and

  . approximately 47% of the accounts in the trust portfolio were assessed a variable rate periodic finance charge and approximately 53% were assessed a fixed rate periodic finance charge.

  The following tables summarize the trust portfolio by various criteria as of July 7, 2000, but exclude $280,971,059 of receivables added to the trust on July 11, 2000. References to "Receivables Outstanding" in the following tables include both principal receivables and finance charge receivables. Because the future composition and product mix of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

                         Composition by Account Balance
                                Trust Portfolio

                                    Percentage                     Percentage
                                     of Total                       of Total
                         Number of  Number of     Receivables      Receivables
Account Balance Range     Accounts   Accounts     Outstanding      Outstanding
---------------------    ---------- ---------- ------------------  -----------
Credit Balance(1).......    152,575     1.35%  $   (15,092,182.70)    (0.11)%
No Balance(2)...........  2,138,647    18.89                 0.00      0.00
More than $0 and less
 than or equal to
 $1,500.00..............  6,851,152    60.52     3,326,939,984.56     25.25
$1,500.01-$5,000.00.....  1,456,649    12.87     4,195,243,804.35     31.84
$5,000.01-$10,000.00....    600,151     5.30     4,091,137,117.67     31.05
Over $10,000.00.........    121,098     1.07     1,577,269,289.17     11.97
                         ----------   ------   ------------------    ------
  TOTAL................. 11,320,272   100.00%  $13,175,498,013.05    100.00%
                         ==========   ======   ==================    ======

--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect thereto in the future.
(2) Accounts which currently have no balance are included because receivables may be generated with respect thereto in the future. Zero balance accounts are not included in these figures.

                         Composition by Credit Limit(1)
                                Trust Portfolio

                                     Percentage                    Percentage
                                      of Total                      of Total
                          Number of  Number of     Receivables     Receivables
Credit Limit Range         Accounts   Accounts     Outstanding     Outstanding
------------------        ---------- ---------- ------------------ -----------
Less than or equal to
 $1,500.00...............  6,262,257    55.32%  $ 2,547,992,064.88    19.34%
$1,500.01-$5,000.00......  1,471,598    13.00     1,753,331,825.61    13.31
$5,000.01-$10,000.00.....  2,634,305    23.27     5,123,516,852.42    38.88
Over $10,000.00..........    952,112     8.41     3,750,657,270.14    28.47
                          ----------   ------   ------------------   ------
  TOTAL.................. 11,320,272   100.00%  $13,175,498,013.05   100.00%
                          ==========   ======   ==================   ======

--------
(1) References to "Credit Limit" herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to these receivables.

                        Composition by Payment Status(1)
                                Trust Portfolio

                                       Percentage                    Percentage
                                        of Total                      of Total
                            Number of  Number of     Receivables     Receivables
Payment Status               Accounts   Accounts     Outstanding     Outstanding
--------------              ---------- ---------- ------------------ -----------
Current to 29 days(2)...... 10,722,850    94.73%  $12,531,249,355.05    95.11%
Past due 30 - 59 days......    276,230     2.44       271,717,741.44     2.06
Past due 60 - 89 days......    141,898     1.25       141,721,125.03     1.08
Past due 90+ days..........    179,294     1.58       230,809,791.53     1.75
                            ----------   ------   ------------------   ------
  TOTAL.................... 11,320,272   100.00%  $13,175,498,013.05   100.00%
                            ==========   ======   ==================   ======

--------
(1) Payment Status is determined as of the prior statement cycle date.
(2) Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

                           Composition by Account Age
                                Trust Portfolio

                                     Percentage                    Percentage
                                      of Total                      of Total
                          Number of  Number of     Receivables     Receivables
Account Age                Accounts   Accounts     Outstanding     Outstanding
-----------               ---------- ---------- ------------------ -----------
Not More than 6 Months...    528,278     4.67%  $ 1,350,362,432.57    10.25%
Over 6 Months to 12
 Months..................    722,357     6.38     1,402,571,623.43    10.65
Over 12 Months to 24
 Months..................  2,814,151    24.86     3,065,213,700.29    23.25
Over 24 Months to 36
 Months..................  2,802,517    24.76     2,776,774,205.12    21.08
Over 36 Months to 48
 Months..................  1,573,556    13.90     1,062,919,993.32     8.07
Over 48 Months to 60
 Months..................  1,297,793    11.46     1,206,758,432.23     9.16
Over 60 Months...........  1,581,620    13.97     2,310,897,626.09    17.54
                          ----------   ------   ------------------   ------
  TOTAL.................. 11,320,272   100.00%  $13,175,498,013.05   100.00%
                          ==========   ======   ==================   ======

            Composition of Accounts by Accountholder Billing Address

                                       Percentage                    Percentage
                                        of Total                      of Total
                            Number of  Number of     Receivables     Receivables
State or Territory           Accounts   Accounts     Outstanding     Outstanding
------------------          ---------- ---------- ------------------ -----------
California.................  1,546,543    13.66%  $ 1,673,413,970.94    12.70%
Texas......................    833,955     7.37       896,489,453.46     6.80
Florida....................    800,395     7.07       852,960,100.43     6.47
New York...................    780,967     6.90       828,821,590.87     6.29
Illinois...................    483,882     4.27       572,567,025.30     4.35
Ohio.......................    432,562     3.82       520,982,703.30     3.95
Pennsylvania...............    440,508     3.89       519,048,463.82     3.94
Virginia...................    349,617     3.09       482,149,841.77     3.66
Michigan...................    355,092     3.14       448,838,791.35     3.41
New Jersey.................    381,820     3.37       436,560,387.56     3.31
Others.....................  4,914,931    43.42     5,943,665,684.25    45.12
                            ----------   ------   ------------------   ------
  TOTAL.................... 11,320,272   100.00%  $13,175,498,013.05   100.00%
                            ==========   ======   ==================   ======


  Since the largest number of accountholders (based on billing addresses) whose accounts were included in the trust as of July 7, 2000 were in California, Texas, Florida and New York, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by such accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the trust portfolio. See "Risk Factors" in the accompanying prospectus.

                       [LOGO OF CAPITAL ONE APPEARS HERE]

                            Capital One Master Trust
                                     Issuer

                                Capital One Bank
                              Seller and Servicer

              $622,500,000 Class A 7.20% Asset Backed Certificates

              $63,750,000 Class B 7.35% Asset Backed Certificates

                                 SERIES 2000-2

                               ----------------

                             PROSPECTUS SUPPLEMENT


                               ----------------

                    Underwriters of the Class A certificates

                           Deutsche Banc Alex. Brown

                                Barclays Capital

                           Credit Suisse First Boston

                               J.P. Morgan & Co.

                    Underwriters of the Class B certificates

                           Deutsche Banc Alex. Brown

                               J.P. Morgan & Co.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are offering the Class A certificates and Class B certificates only in states where the offer is permitted.

    We claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of the dates stated on their respective covers only.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the Class A certificates and Class B certificates will deliver a prospectus supplement and prospectus.